                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             HARLEYSVILLE GROUP INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             WILLIAM W. SCRANTON III   215.256.5000
                             Chairman of the Board     www.harleysvillegroup.com
                             355 Maple Avenue
                             Harleysville, PA  19438


[LOGO OF HARLEYSVILLE]


                                                       March 29, 2005

Dear Harleysville Group Inc. Stockholder:

         You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. at the Company's headquarters, 355 Maple Avenue, Harleysville, Pennsylvania on Wednesday, April 27, 2005, at 10:30 A.M.

         At the meeting, stockholders will vote on three scheduled items of business. The items and the votes the Board of Directors recommends are:

                        Item                                    Recommended Vote
               -----------------------------------------------  ----------------
         1.    Election of three directors                            FOR
         2.    Approval of Directors' Deferred Stock Unit Plan        FOR
         3.    Approval of the Amended and Restated
                Long Term Incentive Plan                              FOR

         We will also discuss Harleysville Group's 2004 operations and will be pleased to answer your questions about the Company. Enclosed with this proxy statement are your proxy card and the 2004 Annual Report.

         We look forward to seeing you on April 27, 2005. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided in order that your shares can be voted at the meeting as you have instructed.

                                           Sincerely,

                                           /s/ William W. Scranton III

                                           William W. Scranton III

                             ROBERT A. KAUFFMAN        215.256.5000
                             Secretary                 www.harleysvillegroup.com
                             355 Maple Avenue
                             Harleysville, PA  19438


[LOGO OF HARLEYSVILLE]


                             HARLEYSVILLE GROUP INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 2005

To the Stockholders of
  HARLEYSVILLE GROUP INC.

         The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. will be held at 10:30 A.M., Wednesday, April 27, 2005, at its headquarters at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following purposes:

         1.       To elect three Class C directors;
         2.       To approve the Directors' Deferred Stock Unit Plan;
         3.       To approve the Amended and Restated Long Term Incentive Plan;
                   and
         4.       To transact such other business as may properly be presented.

         YOUR BOARD RECOMMENDS A VOTE TO ELECT THE NOMINATED DIRECTORS, TO APPROVE THE DIRECTORS' DEFERRED STOCK UNIT PLAN AND TO APPROVE THE AMENDED & RESTATED LONG TERM INCENTIVE PLAN.

         The Board of Directors has fixed the close of business on March 2, 2005, as the record date for determining the stockholders entitled to vote at the Annual Meeting.

         For further information on the individuals nominated as directors, please read the proxy statement that follows.

         This notice, the proxy statement, the proxy card and the 2004 Annual Report to Stockholders are being distributed to stockholders on or about March 29, 2005.

                                           By Order of the Board of Directors,

                                           /s/ Robert A. Kauffman

                                           Robert A. Kauffman

March 29, 2005

                                Table of Contents

ANNUAL MEETING OF STOCKHOLDERS                                                            1
  Purpose of Proxy Statement                                                              1
  Matters to be Voted Upon                                                                1
  Voting Procedures                                                                       1
  Other Information                                                                       2

BOARD OF DIRECTORS                                                                        3
  Corporate Governance Practices                                                          3
  Audit Committee Report                                                                  6
  Audit Fees                                                                              7
  Board and Committee Meetings                                                            8
  Director Nomination Procedures                                                         11
  Security Holder Communication Process                                                  11
  Compensation of Directors                                                              12
  Stock Acquisition Programs                                                             12

SHAREHOLDER ACTIONS                                                                      14
  Item 1. Election of Directors                                                          14
          Biographies of Director Nominees and Directors Continuing in Office            14
          Executive Officers                                                             16

  Item 2. Approval of the Directors' Deferred Stock Unit Plan                            17
          Purpose of the Plan                                                            17
          Key Terms of the Plan                                                          18
          Federal Income Tax Consequences                                                19
          Estimated New Plan Benefits                                                    19
          Vote Required                                                                  20

  Item 3. Approval of the Amended and Restated Long Term Incentive Plan                  20
          Key Terms of the Plan                                                          20
          Federal Income Tax Consequences                                                22
          Estimated Plan Benefits                                                        23
          Vote Required                                                                  24
          Securities Authorized                                                          24

OWNERSHIP OF COMMON STOCK                                                                25
  Table I - 5% Stockholders                                                              25
  Table II - Beneficial Ownership of Directors & Executive Officers                      26

REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE                               27
  Compensation Philosophy                                                                27
  Compensation Methodology                                                               27
  Chief Executive Officer Compensation                                                   31
  Internal Revenue Code Impact                                                           31
  Compensation Committee Interlocks                                                      31

STOCK PERFORMANCE CHART                                                                  32

EXECUTIVE COMPENSATION                                                                   33
  Summary Compensation Table                                                             33
  Option Grants in 2004                                                                  36
  Option Exercises and Year-End Values                                                   37
  Long Term Incentive Plan Performance Opportunity Awards in 2004                        38
  Pension Plans                                                                          39

TRANSACTIONS WITH HARLEYSVILLE MUTUAL                                                    41

SECTION 16 REPORTING COMPLIANCE                                                          42

DIRECTORS' DEFERRED STOCK UNIT PLAN                                                     A-1

AMENDED & RESTATED LONG TERM INCENTIVE PLAN                                             B-1

                         ANNUAL MEETING OF STOCKHOLDERS

PURPOSE OF PROXY STATEMENT

         The Board of Directors of Harleysville Group is soliciting your proxy for voting at the Annual Meeting of Stockholders to be held April 27, 2005, at the headquarters of the Company. This proxy statement has been mailed to stockholders on or about March 29, 2005.

MATTERS TO BE VOTED UPON

         At the Annual Meeting, stockholders will vote on the election of three Class "C" directors: Mirian M. Graddick, W. Thacher Brown and William W. Scranton III. Please see page 14 for information on the election of directors. Stockholders will also vote to approve the Directors' Deferred Stock Unit Plan and to approve the Amended and Restated Long Term Incentive Plan. Please see page 17 for information on the approval of the Directors' Deferred Stock Unit Plan and page 20 for information on the approval of the Amended and Restated Long Term Incentive Plan.

         The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly presented at the meeting, your signed and dated proxy card authorizes Robert A. Kauffman, Bruce J. Magee or Catherine B. Strauss to vote your shares in accordance with his or her best judgment.

VOTING PROCEDURES

Who May Vote

         Stockholders as of the close of business on March 2, 2005 (the Record
Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

How to Vote

         Stockholders may vote
         o    In person at the meeting, or
         o    By mail by completing and returning the proxy card.

Vote Needed for Election of Directors and Approval of Plans

         The three nominees for directors receiving the highest number of votes will be elected. The Directors' Deferred Stock Unit Plan will be approved if it receives affirmative votes representing a simple majority of all shares present and entitled to vote. The Amended and Restated Long Term Incentive Plan will be approved if it receives affirmative votes representing a simple majority of all shares present and entitled to vote. As of the Record Date, Harleysville Mutual Insurance Company owned 17,002,445 shares (or approximately 56%) of Harleysville Group's outstanding common stock. The Company is thus a "controlled company" under Nasdaq listing requirements. Harleysville Mutual has advised Harleysville Group that it will vote in favor of the election of the nominated directors, for approval of the Directors' Deferred Stock Unit Plan and for approval of the Amended and Restated Long Term Incentive Plan. As a result, the nominated directors will be elected and the Directors' Deferred Stock Unit Plan and the Amended and Restated Long Term Incentive Plan will be approved regardless of the votes of the other stockholders.

Quorum to Transact Business

         A quorum for the transaction of business at the Annual Meeting consists of the holders of a majority of the issued and outstanding shares of the Company's common stock, present in person or represented by proxy. As of the Record Date, 30,293,759 shares of Harleysville Group's common stock were issued and outstanding. If you attend in person and indicate your presence, or mail in a properly signed and dated proxy card, you will be part of the quorum.

Voting of Shares via Proxy

         If you have submitted a properly executed proxy by mail and are part of the quorum, your shares will be voted as you indicate. If you sign, date and mail in your proxy card without indicating how it should be voted on the election of the directors or on the approval of the Directors' Deferred Stock Unit Plan or the Amended and Restated Long Term Incentive Plan, your shares will be voted in favor of the election of the three nominated directors and for approval of the two plans. If you sign, date and mail your proxy card and withhold voting for any or all of the nominated directors (as explained on the proxy card), your vote will be recorded as being withheld, but it will have no effect on the outcome of the election. A proxy card marked "abstain" regarding approval of the Directors' Deferred Stock Unit Plan or the Amended and Restated Long Term Incentive Plan will not be voted on that item but will be included as present and entitled to vote for determining whether the item has been approved. Broker non-votes are not so included. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Revocation of Proxy

         If you later decide to revoke or change your proxy, you may do so by:
(1) sending a written statement to that effect to the Secretary of the Company; or (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting.

Substantial Owners of Stock

         In addition to Harleysville Mutual, Dimensional Fund Advisors, Inc. and Mac-Per Wolf Company each owns 5% or more of Harleysville Group common stock. Please see the chart on page 25 for more details.

Duplicate Proxy Statements and Cards

         You may receive more than one proxy statement, proxy card or annual report. This duplication will occur if your shares are registered in different names or your shares are in more than one type of account maintained by Mellon Investor Services, LLC, the Company's transfer agent. To have all your shares voted, please sign and return all the proxy cards you have received. If you wish to have your accounts registered in the same name(s) and address, please call Mellon Investor Services, LLC, at 1-888-525-8792, or contact Mellon through its website: www.melloninvestor.com.

OTHER INFORMATION

Stockholder Proposals

         An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than

November 18, 2005. A stockholder must have been a registered or beneficial owner of at least 1% of the Company's outstanding common stock or stock with a market value of $2,000 for at least one year prior to submitting the proposal, and the stockholder must continue to own such stock through the date the Annual Meeting is held. A stockholder who has not timely submitted a proposal for inclusion in the proxy statement and who plans to present a proposal at the 2006 Annual Meeting of Stockholders must provide notice of the matter to the Secretary of the Company by February 11, 2006, or the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on said matter.

Expenses of Solicitation

         Harleysville Group pays the cost of the preparation and mailing of this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or by other electronic means by Harleysville Group officers and employees, without their receiving additional compensation. Harleysville Group pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

Independent Registered Public Accounting Firm

         Representatives of KPMG LLP ("KPMG"), an independent registered public accounting firm that audited Harleysville Group's 2004 financial statements, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will respond to any appropriate questions presented by stockholders. The Audit Committee normally selects the auditor to perform the audit in the fall of each year and thus has not selected the independent auditor for the fiscal 2005 financial statements.

                               BOARD OF DIRECTORS

CORPORATE GOVERNANCE PRACTICES

         In order to promote the highest standards of management for the benefit of stockholders, the Board of Directors of Harleysville Group follows certain governance practices regarding how the Board conducts its business and fulfills its duties. The Company's Board of Directors' Governance Principles may be accessed through the Governance section of the Company's website (www.harleysvillegroup.com). Among these practices are:

Board Size, Composition and Independence

         The Board presently consists of nine directors comprised of eight independent non-employee directors and one employee director, Michael L. Browne, who is the President and Chief Executive Officer ("CEO"). The Board believes that the Board should consist of at least seven directors and that, because some members of the Board are also members of the Board of Harleysville Mutual, the total number of individuals comprising the boards of Harleysville Mutual and Harleysville Group should be no more than 12. The Board has determined that no independent, non-employee director has a relationship with the Company that impairs his or her independence. The Board further believes that of the maximum total board membership of 12, no more than three should be employee directors, with the remainder being independent directors as defined by the Nasdaq National Market System. The Company's Board of Directors' Governance Principles provide that no person may serve as an independent director on more than three other boards of for-profit companies.

Qualifications of Directors

         The Nominating and Corporate Governance Committee, with input from the Chairman of the Board and the CEO, screens director candidates. In overseeing the nomination of candidates for election, the Committee and subsequently the Board, seeks qualified individuals with outstanding records of success in their chosen careers, the skills to perform the role of director, and the time and motivation to perform as directors. Directors are expected to bring specialized talents to the Board that add value to the Board's deliberative process and advance the business goals and social consciousness of the Company. Directors are expected to be knowledgeable about profit-making enterprises and the elements necessary for such enterprises to be successful. The director nomination process is more fully described on page 11.

Attendance at Directors' and Stockholders' Meetings

         Directors are expected to attend all meetings of the Stockholders, the Board and the Committees on which they serve. Members of management regularly attend portions of Board and Committee Meetings. In 2004, all board members attended the annual meeting of stockholders.

Director Retirement

         It is Board policy that a director resign as a director upon resignation or retirement from his or her primary employment, unless the Nominating and Corporate Governance Committee and the Chairman of the Board request the individual to remain as a director. Each director, pursuant to the by-laws of the Company, must retire from the Board at the first annual meeting following his or her 72nd birthday.

Stock Ownership

         Each non-employee director by 2007 (or five years after election for a newly elected non-employee director) is expected to beneficially own an amount of the Company's common stock having a value equal to at least five times the then current annual retainer. To assist in this goal the Company had offered a stock purchase plan and had granted stock options to non-employee directors (see pages 12-14 for details). The proposed Directors' Deferred Stock Unit Plan, if approved by the shareholders, will further assist the non-employee directors in attaining this stock ownership goal.

Leadership

         The Board retains the right to exercise its judgment to combine or separate the offices of Chairman of the Board and Chief Executive Officer. Currently, the Chairman of the Board is not the Chief Executive Officer.

CEO Performance Evaluation

         The independent directors of the Company annually review the Chief Executive Officer's performance. Each such director prepares a written evaluation of the Chief Executive Officer's performance, which is submitted to the Chairman of the Compensation and Personnel Development Committee, who compiles a report of the reviews of the independent directors. The independent directors then meet in an executive session to discuss the Chief Executive Officer's performance and to agree on the content of the appraisal, which the members of the Compensation and Personnel Development Committee later review with the Chief Executive Officer.

Code of Conduct

         The Board of Directors through the Nominating and Corporate Governance Committee has established and oversees compliance with a Code of Conduct for Directors, Officers and Employees and a Code of Ethics for Senior Financial Officers meeting the requirements of the Securities and Exchange Commission ("SEC") and the Nasdaq National Market System. These are posted in the Governance section of the Company's website (www.harleysvillegroup.com). The Company will provide a copy of either code to any person upon request and without charge. Requests should be addressed to the Nominating and Corporate Governance Committee, Harleysville Group, 355 Maple Avenue, Harleysville, PA 19438-2297, with the words "Request for Codes" placed on the lower left hand corner of the envelope. The Company intends to disclose waivers from, and amendments to, the Code of Conduct and the Code of Ethics on its website. In addition, in accordance with Nasdaq listing requirements, the Company also intends to disclose on a Form 8-K any waivers from the Code of Conduct that are granted to directors and executive officers.

Board Effectiveness Assessment

         Annually the Nominating and Corporate Governance Committee conducts an assessment of the Board's effectiveness and makes a report on that subject to the Board. That Committee also reviews and makes recommendations to modify the Company's Corporate Governance Practices. All standing committees also conduct self-assessments annually.

Director Compensation

         In order to attract and retain qualified board members, director compensation should be competitive with the compensation of directors at peer companies. Directors' fees are determined by the Nominating and Corporate Governance Committee after consultation with independent compensation consultants.

Board Agendas and Meetings

         A board calendar for the year is prepared in advance that lists items to be addressed. Additional items are added by the Chairman or CEO. Each director is free to suggest items for an agenda, and each director is free to raise subjects at any Board meeting that are not on the agenda for that meeting. The Board reviews and approves Harleysville Group's yearly operating plan and specific financial goals for each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings, as well as at periodic meetings devoted solely to strategic issues.

Executive Sessions of Independent Directors

         The independent directors meet in executive session without the CEO or other employee-directors in attendance, to review the performance of the CEO and to review recommendations of the Compensation and Personnel Development Committee concerning compensation for the employee directors. Executive sessions of the independent directors are always scheduled at each regular Board meeting and at most committee meetings. The current practice is to have the non-employee chairman of the board preside.

Access to Management and Independent Advisers

         The independent directors have access to management and, as necessary and appropriate, independent advisers.

Audit Committee

         The Audit Committee, which adopted a formal written charter in 1999, and revised it in 2000, 2003 and 2004, consists of at least three members, all of whom satisfy the definition of independent director established by both the Nasdaq National Market System and state insurance regulatory requirements. All members are financially knowledgeable as required by the Nasdaq National Market System. The Audit Committee currently is comprised of four individuals, Joseph
E. McMenamin, W. Thacher Brown, G. Lawrence Buhl and Frank E. Reed, each of whom has been determined by the Board of Directors to be an "audit committee financial expert" as defined by Nasdaq and in Section 407 of the Sarbanes-Oxley Act and implementing regulations. The Committee reviews and assesses the adequacy of the formal written charter on an annual basis. The Committee annually pre-approves the annual audit engagement and pre-approves any non-audit services as necessary. The delegation by the Committee of pre-approval of additional audit services is as follows: The chair of the Committee or, if she or he is unavailable, any member of the Committee may pre-approve any additional audit services. In the event of such approval by the chair, the full Committee shall be so informed at its next meeting. With regard to non-audit services, the pre-approval requirement does not apply if: 1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its independent auditor during the fiscal year in which the services are provided; 2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or by its chair prior to the completion of the audit. The Committee has established procedures for the reporting of accounting and auditing matters pursuant to Section 301 of the Sarbanes-Oxley Act.

AUDIT COMMITTEE REPORT

         Prior to release of the Company's consolidated financial statements for 2004, which are contained in the Company's Annual Report, the Audit Committee met and held discussions with management and KPMG, the independent auditor, regarding the fair and complete presentation of the Company's results. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with U. S. generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         In addition, the Committee has discussed with KPMG the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether KPMG's provision of other non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

         The Committee discussed with the Company's internal and independent auditor the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and procedures, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

         Management is responsible for the Company's financial reporting process and for the preparation of its consolidated financial statements in accordance with U.S. generally accepted accounting principles. KPMG is responsible for auditing those consolidated financial statements. The Committee's responsibility is to monitor and review these processes. It is not the Committee's responsibility to conduct auditing or accounting reviews or procedures. Therefore, in approving the inclusion of the audited consolidated financial statements in the Annual Report on Form 10-K, the Committee has relied on management's representation that the consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the reports of KPMG included in the Company's Annual Report on Form 10-K.

SUBMITTED BY THE AUDIT COMMITTEE:

         Joseph E. McMenamin, Chairman
         W. Thacher Brown
         G. Lawrence Buhl
         Frank E. Reed

AUDIT FEES

         KPMG, the Company's independent auditor for 2003 and 2004, rendered the following services and billed, or expects to bill, the following fees for fiscal 2003 and 2004.

                       SERVICES                 2003 FEES     2004 FEES
         ----------------------------------   ------------   ------------
         Audit                                $    505,000   $  1,125,000
         Audit-Related                        $     75,938   $     15,000
         Tax                                             0              0
         All Other                                       0              0

         "Audit" services include audits of insurance operations in accordance with statutory accounting principles required by insurance regulatory authorities and review of documents filed with the SEC. The increase in fees for audit services for 2004 primarily relates to KPMG's audit of the Company's assessment of internal controls over financial reporting.

         "Audit-Related" services include audits of employee benefit plans, and activities associated with registration of securities with the SEC.

         The Audit Committee has determined that the rendering of "audit-related" services is compatible with KPMG maintaining its independence.

         All (100%) of the above fees for 2004 were approved by the Audit Committee. Less than 50% of the total hours expended on the independent auditor's audit of the Company was attributable to persons other than the independent auditor's full-time permanent employees.

BOARD AND COMMITTEE MEETINGS

         The Board met nine times in 2004. A description of each standing Board Committee follows the table of members and meetings. In 2004, each director attended at least 75% of all board meetings and meetings of committees on which he or she served.

           BOARD COMMITTEE MEMBERS & MEETINGS AS OF DECEMBER 31, 2004

                                     COMPENSATION
                                          &                                                  FINANCE     NOMINATING &
                                      PERSONNEL                    CORPORATE                   &          CORPORATE
           NAME              AUDIT   DEVELOPMENT    COORDINATING    STRATEGY   EXECUTIVE   INVESTMENT    GOVERNANCE
--------------------------   -----   ------------   ------------   ---------   ---------   ----------   ------------
Lowell R. Beck                                           X             X                                      X*
Michael L. Browne                                                      X           X           X
W. Thacher Brown               X          X              X*                                    X
G. Lawrence Buhl               X                         X
Mirian M. Graddick                        X              X                                                    X
Joseph E. McMenamin            X*                                      X           X
Frank  E. Reed                 X                                                   X           X*
Jerry S. Rosenbloom                       X*                           X           X
William W. Scranton III                   X                            X*          X*          X              X
Number of Meetings in 2004     5          8              1             3           2           4              6

     * Denotes Chairperson of the Committee.

     A CEO Search Committee, consisting of Ms. Graddick and Messrs. Rosenbloom, McMenamin and Reed, and one Harleysville Mutual only director, met once in 2004 while an Ad Hoc Claims Committee, consisting of Messrs. McMenamin and Scranton and one Harleysville Mutual only director, met twice in 2004.

     All standing committees have a charter that is posted in the Governance section of the Company's website (www.harleysvillegroup.com).

The Audit Committee:

         o is comprised exclusively of independent directors as defined in the Nasdaq listing standards;

         o    has a charter that satisfies the Nasdaq listing requirements;

         o appoints the independent auditor and pre-approves its audit plan and services;

         o oversees corporate accounting policies, reporting practices, and quality and integrity of the financial reports;

         o reviews the financial information that is provided to shareholders, potential shareholders, policyholders, regulatory authorities and others;

         o    reviews the internal audit function;

         o insures free and open communication among the directors, independent auditors, internal auditors and the Company's financial management;

         o establishes procedures for the receipt and investigation of complaints regarding accounting and auditing matters; and

         o performs other specific duties to accomplish the above as set forth in its charter.

The Compensation and Personnel Development Committee:

         o is comprised exclusively of independent directors as defined in the Nasdaq listing requirements;

         o    approves compensation for the CEO and other executive officers;

         o determines participants in, establishes awards under and approves payouts for the Senior Management Incentive Compensation Plan and the Long Term Incentive Plan;

         o grants awards of stock options, restricted stock and stock appreciation rights under the Equity Incentive Plan;

         o    monitors compliance with the officers' stock ownership guidelines;

         o    conducts the annual review of the CEO's performance;

         o oversees Harleysville Group's management development and succession program;

         o    reviews and determines compensation policies; and

         o    has the authority to retain and dismiss compensation consultants.

The Coordinating Committee:

         o is currently composed of the individuals who are solely Harleysville Group directors and the individuals who are solely Harleysville Mutual directors plus a non-voting chairperson who is on the board of both companies. No material inter-company transaction can occur until at least two of the Harleysville Group directors and at least two of the Harleysville Mutual directors on the Committee approve a transaction. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual; and

         o reviews material transactions between Harleysville Group and Harleysville Mutual.

The Corporate Strategy Committee:

         o participates with management in development of the Company's strategy;

         o    monitors implementation of the Company's strategy; and

         o provides advice and counsel to management on mergers and acquisitions, capital management and financial risk tolerance.

The Executive Committee:

         o meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors, except where limited by law; and

         o may not exercise powers given to other Committees unless time is of the essence.

The Finance and Investment Committee:

         o    establishes overall investment policies and guidelines;

         o    reviews and ratifies investments made by the Company; and

         o    serves as the ex officio trustee of the Company's Pension Plans.

The Nominating and Corporate Governance Committee:

         o is comprised exclusively of independent directors as defined in the Nasdaq listing requirements;

         o    recommends director fees for approval by the Board;

         o has formal written procedures addressing the director nomination process;

         o considers and recommends nominees for election as a director to the Board;

         o considers recommendations for nominees for election as a director from stockholders who submit such recommendations in writing as described below;

         o assesses the effectiveness of the Board and corporate governance practices;

         o    recommends new corporate governance practices to the Board; and

         o oversees establishment and compliance with the Code of Conduct for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers.

DIRECTOR NOMINATION PROCEDURES

         The specific process for evaluating new directors, including stockholder recommended nominees, will vary based on an assessment of the then current needs of the Board and the Company. The Nominating and Corporate Governance Committee will determine the desired profile of a new director, the competencies of whom will likely include experience in one or more of the following: property/casualty insurance operations; information technology; human resources, investments, law, finance, actuarial science or accounting; governmental affairs and public policy; and strategic planning and merger and acquisitions. Candidates will be evaluated in light of the target criteria chosen. If a name is submitted by a stockholder, the submission should include the name, address and phone number of the person with proof that the sender is indeed a stockholder, if not a record holder, along with (1) a description of the skills, expertise, and experience of such individual and (2) a discussion why such individual would be a good board member for the Company. The submission should also contain an affirmation that such person, to the submitting stockholder's knowledge, is willing to serve and capable of serving, and that such individual would qualify as an independent director under Nasdaq listing requirements. Any communication to this end should be addressed to: Chairman of the Nominating and Corporate Governance Committee, Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297. The words "Director Nomination" should be placed on the lower left hand corner of the envelope.

         The Committee may, at its discretion, retain a search firm to assist in locating and/or evaluating attractive candidates.

         Upon receipt of names and information on or from proposed candidates, the Committee shall review the proposed candidates and choose for further review the candidate(s) who best meet the target profile. Such further review may consist of requests for additional information, including references, telephone contact, in-person interviews, etc. Interviews may be conducted by any member of the Committee, the Chairman of the Board, the CEO and any other person or persons requested and authorized by the Committee. Reports on the interviews shall be made to all members of the Committee.

         Once the Committee members are in agreement on a candidate to recommend, the Committee will notify the remainder of the directors. If requested by the other directors, the directors will be given the opportunity to meet and conduct discussions with the candidate prior to the Board voting on the nomination.

SECURITY HOLDER COMMUNICATION PROCESS

         Stockholders can communicate with Board members by sending letters to them, either via the mail or express delivery service. Letters may be addressed to the individual members or to a specific Committee Chair at 355 Maple Avenue, Harleysville, PA 19438-2297. The actual letter should be enclosed within an envelope. Attached to that envelope should be a cover page setting forth the amount of stock owned by the sender and whether the sender owns the shares directly or in a nominee (or street) name. If the latter, a recent statement from the broker or custodian setting forth the amount of securities owned should accompany the letter. The envelope containing the letter and the cover page on stock ownership should be placed in an outer envelope which should be mailed to the Company with the legend "Security Holder Communication" in the lower left hand corner. Company personnel will open the outer envelope and determine if the sender is a security holder. If so, the inner envelope will be forwarded to the Director so designated. If a letter is addressed to the "Audit Committee Chair c/o Thomas A. Klaus", it is presumed to be a complaint to the Audit Committee and will be handled as set forth in the Company's "Audit Committee Complaints Procedures."

COMPENSATION OF DIRECTORS

         Employee directors receive no additional compensation for serving on the Board or a Committee.

         Non-employee directors receive the following fees:

                 TYPE OF COMPENSATION                   AS OF APRIL 2004   AS OF APRIL 2005
-----------------------------------------------------   ----------------   ----------------
Annual Retainer                                         $         25,000   $         25,000
Additional Monthly Retainer for Non-employee Chairman   $          8,333   $          8,333
Board Attendance Fee per Meeting                        $          1,500   $          1,500
Committee Attendance Fee per Meeting                    $          1,000   $          1,000
Annual Retainer for Committee Chair                     $    6,000/9,000   $    6,000/9,000

Michael L. Browne also received $8,333 per month for his services as independent non-employee chairman when he held that position from October 1, 2003 through February 5, 2004. The Chair of the Audit Committee and the Chair of the Compensation and Personnel Development Committee receive an annual retainer of $9,000; the chairs of the other committees receive an annual retainer of $6,000. Non-employee directors are reimbursed for out-of-pocket expenses. A non-employee director who serves on both the Harleysville Group and Harleysville Mutual boards receives only one retainer and, if the boards or the same Committees of Harleysville Group and Harleysville Mutual meet on the same day, the non-employee director receives only one attendance fee. In either situation, the retainer or attendance fee is allocated equally to Harleysville Group and Harleysville Mutual.

STOCK ACQUISITION PROGRAMS

Directors' Stock Option Programs

         In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provided for the issuance of options on an aggregate of 130,000 shares of common stock, subject to adjustment for stock splits or other changes. The 1995 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 27, 1994. The 1995 Program superseded the 1990 Program which has terminated. Under the 1995 Program, on May 24, 1995, each non-employee director of Harleysville Group and Harleysville Mutual received a one-time grant of 10,000 non-qualified stock options, less the amount of unvested options, if any, under the 1990 Program at the then fair market value and option price of $12.50. Thereafter, each newly elected non-employee director and each employee director who became a non-employee director of Harleysville Group or Harleysville

Mutual received a one-time grant of 10,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. Options on 122,440 shares have been granted under the 1995 program of which 30,000 remain unexercised. No additional options will be granted under this program, 20% of the options granted vested on the day of grant with the balance vesting at the rate of 20% per year of active Board service. No options were exercisable until six months after the date of grant. The term of each option is 10 years. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options under the 1995 Program, or the purchase price thereunder. The 1995 Program does not provide for stock appreciation rights.

         In 1999, Harleysville Group adopted the Year 2000 Directors' Stock Option Program (the "Y2000 Program"), which provides for the issuance of options on an aggregate of 123,500 shares of common stock, subject to adjustment for stock splits or other changes. The Y2000 Program was approved by the stockholders at the Annual Meeting of Stockholders held on April 28, 1999. Except for options already granted under the 1995 Program, the Y2000 Program superseded the 1995 Program. Under the Y2000 Program, at each May Board meeting from 2000 through 2003, each non-employee director of Harleysville Group and Harleysville Mutual received a grant of 2,500 non-qualified stock options, less the amount of options each may have, if any, under the 1995 Program that vested in that year, at the then current fair market value. In June 2004, 22,500 options were granted at an exercise price of $20.00 per share. Options on 108,500 shares have been granted under the Y2000 Program, of which 108,500 remain unexercised. The Y2000 Program expired in 2004 and no additional options will be granted under this program. The options vest immediately, although no option is exercisable until six months after the date of grant. The term of each option is ten years. The Y2000 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors subject to such options under the Y2000 Program, the option price thereunder or the number of shares granted to a director each year. The Y2000 Program does not provide for stock appreciation rights.

Directors' Equity Award Program

         Each Harleysville Group Board member who was a Board member on April 25, 1996, and remained an active Board member on August 28, 1996, received a grant of 5,646 shares of Harleysville Group common stock restricted against transfer and subject to forfeiture until the first to occur of his or her retirement from the Board after attaining age 72, death or disability. A total of 45,168 shares were awarded to eight directors. Each director-holder possesses the right to vote the shares and receive dividends thereon. Directors' current holdings of restricted stock are set forth on the chart on page 26.

Directors' Stock Purchase Plan

         In 1996, Harleysville Group adopted the Directors' Stock Purchase Plan. This plan was approved by the stockholders at the Annual Meeting of Stockholders held on April 24, 1996. This plan permits non-employee directors of Harleysville Group and Harleysville Mutual to purchase Company common stock at the lower of 85% of the fair market value of the shares at the start or end of a six-month subscription period, which runs from July 15 to January 14, and January 15 to July 14. The Plan provides for up to 20 subscription periods. Directors are permitted to contribute, through withholding from fees or a lump sum payment, up to $20,000 per subscription period with the number of shares, including fractional shares, purchased being equal to the dollar amount contributed, divided by the purchase price. Two hundred thousand (200,000) shares of Harleysville Group common stock have been reserved for this program.

During the 17 subscription periods since its inception, a total of 97,369 shares have been purchased by directors. The Plan has been discontinued and the last subscription period ended on January 14, 2005.

                               SHAREHOLDER ACTIONS

ITEM 1.  ELECTION OF DIRECTORS

         Harleysville Group's Board of Directors currently consists of nine directors, but after the retirement of Joseph E. McMenamin at the Annual Meeting in 2005 it will consist of eight directors. Each director is elected for a three-year term, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's reaching age 72. The Board of Directors is divided into three classes. The current three-year terms of Class A, B and C directors expire in the years 2007, 2006 and 2005, respectively.

         Three Class C directors are to be elected at the 2005 Annual Meeting. The nominees, who are each nominated for a three-year term, are:

                                                          YEAR TERM WILL
          NAME            CLASS   AGE   DIRECTOR SINCE   EXPIRE IF ELECTED
-----------------------   -----   ---   --------------   -----------------
W. Thacher Brown            C      57        2002              2008
Mirian M. Graddick          C      50        2000              2008
William W. Scranton III     C      58        2004              2008

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED DIRECTORS.

         If a nominee is unavailable for election, stockholders will vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the meeting.

         Directors continuing in office are:

                                                          YEAR TERM
       NAME               CLASS   AGE   DIRECTOR SINCE   WILL EXPIRE
-----------------------   -----   ---   --------------   -----------
Lowell R. Beck              A      70        1996           2007
G. Lawrence Buhl            A      58        2004           2007
Michael L. Browne           B      58        1986           2006
Frank E. Reed               B      70        1986           2006
Jerry S. Rosenbloom         B      65        1999           2006

BIOGRAPHIES OF DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

         Mr. Beck was elected a director of Harleysville Group in 1996. From 1982 until his retirement in 1996, Mr. Beck was President and Chief Executive Officer of the National Association of Independent Insurers, an insurance industry trade group headquartered in Des Plaines, Illinois. Prior to 1982, he served in various executive capacities with the American Bar Association in Chicago, Illinois. He has served as of counsel to the law firm of Stone and

Moore, Chicago, Illinois and as adjunct professor of political science at the University of Tennessee at Chattanooga.

         Mr. Buhl was elected a director of Harleysville Group in August 2004. In 2003, Mr. Buhl retired from Ernst & Young after serving 35 years with the firm. Most recently he served as Regional Director for Insurance Services in the Ernst & Young's Philadelphia Office and had served in the same capacity for both the Baltimore and New York Offices. For 24 of his years with Ernst & Young, he was an audit partner performing extensive work for the Pennsylvania Insurance Department and many insurance companies. He is also a director of Assured Guaranty, Ltd. for which he serves as chairman of its audit committee and a member of its finance committee.

         Mr. Browne was elected a director of Harleysville Group in 1986 and non-employee chairman of the board in 2003. In 2003, he was also elected a director and chairman of the board of Harleysville Mutual. He was elected CEO of Harleysville Group and President and CEO of Harleysville Mutual on February 5, 2004 at which time he ceased being the chairman of the boards of both Companies. On January 26, 2005, Mr. Browne was appointed President of Harleysville Group. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. In 1983, Mr. Browne joined the law firm of Reed Smith, LLP, in Philadelphia, Pennsylvania, as a partner. He was a managing partner of its Delaware Valley regional office from January 1993 until January 2001, when he became head of Reed Smith's international insurance practice.

         Mr. Reed was elected a director of Harleysville Group in 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., Mr. Reed became President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was Chairman of the Board and a director of 360 DEG. Communications Company until its merger in July 1998 with Alltel Corporation, of which he is now a director and for which he serves as chairman of its Trust and Investment Committee.

         Dr. Rosenbloom, who has been a director of Harleysville Mutual since 1995, became a director of Harleysville Group in 1999. Dr. Rosenbloom is Professor Emeritus of Insurance and Risk Management and Academic Director of the Certified Employee Benefit Specialist Program at the Wharton School of the University of Pennsylvania, a position he has held since 1978. He also served as Chairman of the Department of Insurance and Risk Management at Wharton from 1989 until 1994. Dr. Rosenbloom is a trustee of MBIA Closed End Municipal Bond Fund (a mutual fund) and a trustee of Century Shares Trust (a mutual fund).

         Ms. Graddick was elected a director of Harleysville Group in February 2000. She is Executive Vice President for human resources of the AT&T Corp., Bedminster, New Jersey, a position she assumed in March 1999. Previously, she had been Vice President at AT&T with various human resource responsibilities since 1994. Prior to that, she held various executive positions with AT&T, where she commenced working in 1981.

         Mr. Brown was elected a director of Harleysville Group in December 2002 and, at the request of the Chairman of the Board and the Nominating and Corporate Governance Committee, he has agreed to continue as a director, after retiring from primary employment in 2004. Mr. Brown was elected a director of Harleysville Mutual in 1994. Mr. Brown had been President of 1838 Investment Advisers, LLC in King of Prussia, Pennsylvania from 1988 until May 2004. He had been President of MBIA Asset Management LLC and a director of MBIA

Insurance Company Inc. from 1998 until September 2004. He is a director of 1838 Bond Debenture Fund, 1838 Funds and Airgas, Inc.

         Mr. Scranton became a director and Chairman of the Board of Harleysville Group on February 5, 2004. He was elected a director of Harleysville Mutual in May 1999 and was named Chairman of the Board of Harleysville Mutual on February 5, 2004. Mr. Scranton was lieutenant governor of Pennsylvania from 1980 to 1988 and is currently manager of the Scranton Family Office in Scranton, Pennsylvania.

EXECUTIVE OFFICERS

         The executive officers of the Company as of December 31, 2004 were:

       NAME              AGE                         TITLE
--------------------     ---      -------------------------------------------
Michael L. Browne         58      Chief Executive Officer

M. Lee Patkus             53      President & Chief Operating Officer

Mark R. Cummins           48      Executive Vice President, Chief Investment
                                  Officer & Treasurer

Catherine B. Strauss      57      Executive Vice President, Human Resources &
                                  Public Affairs

Thomas E. Clark           44      Senior Vice President, Field Operations

Robert A. Kauffman        41      Senior Vice President, Secretary, General
                                  Counsel & Chief Governance Officer

Bruce J. Magee            50      Senior Vice President & Chief Financial
                                  Officer

Robert G. Whitlock        48      Senior Vice President & Chief Actuary

Roger J. Beekley          62      Vice President & Controller

         M. Lee Patkus had been President & Chief Operating Officer ("COO") of the Company and COO of Harleysville Mutual from August 2002 until he resigned as of January 21, 2005. He joined Harleysville in November 1999 as Executive Vice President in charge of the field and subsidiary operations of Harleysville Group and Harleysville Mutual. From 1994 to 1999 he worked for St. Paul Insurance Companies and its predecessor, USF&G, and was in charge of various regional operations, the most recent being Regional President of the Southeast Commercial Region.

         Mark R. Cummins is Executive Vice President, Chief Investment Officer and Treasurer of Harleysville Group and Harleysville Mutual and has been in charge of the investment and treasury function since 1992.

         Catherine B. Strauss has been Executive Vice President for Human Resources and Public Affairs for Harleysville Group and Harleysville Mutual since August 2002. Before that, commencing in 1998, she was Senior Vice President and had been a vice president in charge of human resources since 1996.

         Thomas E. Clark was named Senior Vice President for Harleysville Group and Harleysville Mutual in charge of branch and subsidiary operations in March 2004. Before that, commencing January 2001, he was in charge of branch operations and had been Resident Vice President for the New Jersey operations of Harleysville Group and Harleysville Mutual since July 2000. From 1995 through 2000, he worked for Fireman's Fund Insurance Company as a business segment leader.

         Robert A. Kauffman has been Senior Vice President, Secretary, General Counsel and Chief Governance Officer for Harleysville Group and Harleysville Mutual since November 2004. Before joining Harleysville he had been a shareholder in the securities litigation department of Berger & Montague. Prior to that he was an equity partner in the law firm of Reed Smith LLP in Philadelphia. He also served as assistant to the United States attorney in the criminal and asset forfeiture divisions of the United States Attorney's Philadelphia office.

         Bruce J. Magee has been Senior Vice President & Chief Financial Officer of Harleysville Group and Harleysville Mutual since January 1994. From 1986 to 1993 he was Vice President and Controller of Harleysville Group Inc. Mr. Magee has announced his intention to resign from his position in 2005.

         Robert G. Whitlock Jr. is Senior Vice President and Chief Actuary of Harleysville Group and Harleysville Mutual. He was Vice President and Actuary before assuming his present position in February 1995 and was in charge of various actuarial functions from 1991 to 1995.

         Roger J. Beekley has been Vice President and Controller of Harleysville Group since January 1994 and is Vice President and Controller of Harleysville Mutual, a position he has held since 1982.

ITEM 2.  APPROVAL OF THE DIRECTORS' DEFERRED STOCK UNIT PLAN

         On February 23, 2005, the Board of Directors adopted, subject to shareholder approval at the 2005 Annual Meeting, a Directors' Deferred Stock Unit Plan for non-employee directors of the Company and non-employee directors of the Company's parent, Harleysville Mutual ("Parent"). The following description of the plan is intended merely as a summary of principal features of the plan and is subject to the specific provisions in the full text of the plan set forth as Appendix "A" to this proxy statement.

PURPOSE OF THE PLAN

         The plan is designed to advance the interests of the Company and its shareholders by affording the Company's and its Parent's non-employee directors an opportunity to acquire or increase their proprietary interest in the Company, while creating further incentives for these directors to maintain a long-term, strategic outlook for the Company. Because non-employee directors will receive grants of deferred stock units under the plan, but will not receive shares of common stock until their service terminates, the non-transferable deferred stock units will contribute to the non-employee directors' long-term commitment to the Company's financial performance, both in terms of revenue and earnings growth. The plan provides for the grant of deferred stock units for no consideration other than prior and future services.

KEY TERMS OF THE PLAN

Plan Term:                              Five years; January 1, 2005 through
                                        December 31, 2009.

Eligible Participants:                  Directors of the Company and directors
                                        of the Company's Parent who are not
                                        employees of the Company, Parent or its
                                        subsidiaries. The Company currently has
                                        seven non-employee directors and the
                                        Company's Parent has an additional two
                                        non-employee directors.

Shares Authorized:                      110,000 shares of common stock.

Shares Authorized as a Percent of
Outstanding Common Stock:               .36%

Grants of Deferred Stock Units:         A deferred stock unit is a right to
                                        receive, without payment to the Company, one share of common stock of the Company. Each non-employee director will automatically be granted a number of deferred stock units with a total value of $30,000 on the day of the April Board
                                        Meeting of each year that he or she
                                        serves as a non-employee director, based on the fair market value of the stock the day of the April Board Meeting.

Terms of Grants:                        On termination of service (including
                                        death or disability) a non-employee
                                        director shall receive shares of common
                                        stock equal to the number of deferred
                                        stock units in his or her account only.

Vesting: Deferred stock units are fully vested at all times.

Dividends:                              Cash dividends paid on shares of the
                                        Company's common stock will be deemed to be paid on deferred stock units and paid to non-employee directors.

Voting: A non-employee director has no voting rights with respect to any shares until the shares are issued.

Adjustments

         The plan provides for adjusting the number of deferred stock units granted to non-employee directors in the event of a stock dividend, stock split, reclassification or similar event.

Transferability

         Deferred stock units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

Administration

         The Nominating and Corporate Governance Committee is charged with administering the plan and has discretion to construe and interpret the plan.

Amendments

         The Board may, at any time, amend the plan in any respect whatsoever, except that no amendment may increase the number of shares that may be issued under the plan without the approval of the Company's shareholders.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal tax consequences to the non-employee director or to the Company by reason of the grant of a deferred stock unit. Generally, there are no federal income tax consequences to the holder of deferred stock units until common stock is delivered under the terms of the grant. Upon delivery, the non-employee director will realize taxable ordinary income equal to the value of the stock awarded at the date of delivery. In the taxable year in which the non-employee director recognizes ordinary income on the shares underlying the deferred stock units, the Company is entitled to a tax deduction equal to the amount of income recognized by the non-employee director.

ESTIMATED NEW PLAN BENEFITS

         As of the date of this proxy statement, no awards of deferred stock units have been made under the plan. If the plan is approved by the shareholders, non-employee directors will automatically receive a grant of deferred stock units with a total value of approximately $30,000 on the day of the April Board Meeting of each year that he or she serves as a non-employee director. No executive officers or their associates, nominees for election as a director or their associates, or employees will receive rights under this plan. As of March 1, 2005, the aggregate market value of the common stock underlying the deferred stock units to be granted under the plan, based upon the closing price of $22.47 per share on such date, was $270,000.00.

         Subject to shareholder approval of the plan, the following table sets forth the estimated amount and dollar value of the initial grants to be made on the day of the 2005 April Board Meeting to each of the following individuals and groups under the plan, based upon the fair market value of the common stock underlying the deferred stock units to be granted which was determined by the closing price of a share of stock as of the day before the 2004 April Board Meeting.

          NAME AND POSITION                NUMBER OF UNITS     DOLLAR VALUE
-------------------------------------      ---------------   ---------------
Non-Executive Director Group                        13,713   $    270,000.00

All others, including Named Executive
Officers, Executive Group and
Non-Executive Officer Employee Group                     0                 0

VOTE REQUIRED

         The affirmative vote of a majority of the votes of holders of the common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the adoption of the Directors' Deferred Stock Unit Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE DIRECTORS' DEFERRED STOCK UNIT PLAN.

ITEM 3.  APPROVAL OF THE AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

         On February 23, 2005, the Board of Directors adopted, subject to stockholder approval at the 2005 Annual Meeting, a revised Amended and Restated Long Term Incentive Plan for senior officers of the Company. The purpose of the revision was to change from "no less than 50" to "no less than 20" the number of peer group companies against which the Company's Total Shareholder Return ("TSR") is measured. The revision also gives the Compensation and Personnel Development Committee of the Board of Directors ("Committee") the express authority to decrease any award should circumstances warrant. It is intended that this plan shall satisfy both the requirements under Sections 162(m) of the Internal Revenue Code of 1986 and Section 16(b) of the Securities Exchange Act of 1934. The following description of the plan is intended merely as a summary of principal features of the plan and is subject to the specific provisions in the full text of the plan set forth in Appendix B to this proxy statement. If approved by the stockholders, these revisions will apply to a three-year period, commencing January 1, 2005 and the three-year periods commencing thereafter.

KEY TERMS OF THE PLAN

         The Plan will have rolling three-year performance periods commencing each January 1 and ending December 31 of the third year. The senior officers selected to participate in the plan by the Committee may receive an award at the end of each three-year period based upon the Company's TSR for that three-year period relative to a peer group of no less than 20 companies that are primarily or wholly in the property/casualty industry. The size of the award that each senior officer receives will depend upon a relative ranking of TSR within the peer group.

         The target levels for the participants shall be determined generally by the Committee for each three-year period prior to the beginning of the period, but in no event later than March 30 of the first year of each three-year period. For each three-year period the Committee shall determine a target award for each participant. The target award may have both a cash component and a stock component as determined for each participant by the Committee. No award will be paid if the TSR is lower than the 35th percentile; 50% of the Target Award shall be paid if the TSR is at the 35th percentile; 100% of the Target Award if the TSR is at the 50th percentile; and 150% of the Target Award if the TSR is at the 80th percentile or above. To the extent that the TSR falls between the specified figures, the Target Award shall be interpolated. The maximum cash amount paid to the participant for any three-year period shall not be more than $750,000 and the maximum shares of stock issued to any participant for any three-year period shall not be more than 100,000.

         At the end of the three-year period and after determination of the relative peer group ranking, but prior to payment of the awards, the Committee shall review the TSR for the three-year period just completed and certify in writing or in minutes of the Committee meeting that the Company has attained a TSR level entitling participants to a payout.

         At the end of each three-year period, but prior to payment, the Committee may, after a determination that circumstances so warrant, decrease any award calculated as set forth above, unless there has been, or it is anticipated that there may be, a change in control of the Company.

         After the amount of the stock award is determined and any discretionary reduction has been made, the amount of stock delivered to a participant shall be increased by imputing dividends paid by the Company each quarter during the three-year period to such number of shares with the immediate reinvestment of such dividends into additional shares.

         The payment of the cash component of the award shall be as soon as practicable after the Committee's certification for each three-year period, although a participant may elect to defer receipt of the award pursuant to the Company's Non-Qualified Deferred Compensation Plan in compliance with Internal Revenue Service ("IRS") requirements. Payment of shares of stock so earned shall also be made as soon as practical after the Committee certification. A recipient may satisfy his or her tax withholding on the shares so owned by having shares withheld equal in fair market value to the withholding obligation, or by delivering already owned shares of Company stock equal in fair market value to the amount withheld, or any combination of the two, so long as there is no accounting charge to the Company's earnings as a result. Alternatively, in conformance with IRS requirements, a participant may elect to defer delivery of shares of stock for either three, five or ten years or until six months after termination of employment. If a participant elects to defer receipt of shares, there shall be no imputed dividends during the period of deferral, nor shall a participant exercise any other rights of ownership.

         Upon termination of employment of a participant for any reason other than retirement, death or disability, all awards of such participants shall immediately expire. If a participant retires, dies or becomes disabled, the award shall be payable at the end of the performance period on a pro rata basis for each completed month.

         The shares available under the plan may be either authorized but unissued shares, or treasury shares reacquired by the Company. Distribution of shares will be made only after the registration of such shares with the Securities and Exchange Commission or pursuant to exemptions from a registration under applicable Securities and Exchange Commission rules and regulations.

         Delivery of shares will be in book-entry form, with no further restrictions on the disposition of the stock, subject of course, to applicable restrictions imposed by the Securities and Exchange Commission on sales of stock by insiders and executive officers.

Administration

         The plan will be administered by the Committee which will have general authority to interpret provisions of the plan and enact such rules and regulations, which it shall deem appropriate for the administration of the plan; provided however, that the Committee shall have no discretion regarding the number of shares made available from this plan.

Amendments

         The Board may amend the plan for any reason, except that if stockholder approval is required by federal or state laws or regulations or by the rules and regulations of a national securities exchange or Nasdaq Stock Market, the amendment will not be effective until such approval.

Change in Control

         In the event of a change in control of the Company, the plan shall terminate and all Target Awards shall be paid out immediately on a pro rata basis for each completed month.

Adjustments

         The plan provides for adjustments in the number of shares subject to Target Awards in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination of shares or similar occurrences.

FEDERAL INCOME TAX CONSEQUENCES

         A participant who receives a payout under this plan will immediately realize ordinary income and Harleysville Group will be entitled to a deduction for federal income tax purposes at the time of receipt in the same amount. The amount of income realized and the amount of the deduction will be the sum of the cash component and the total fair market value of the stock awarded.

         If a participant disposes of shares of Company common stock acquired under this plan, any amount received in excess of the value of the shares of common stock on which the participant has been previously taxed will be treated as long-term and short-term capital gain depending upon the holding period of the shares. If the amount received is less than that value, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

         To the extent that any receipt of cash or shares of stock is deferred, then there will be no income tax consequences to the participant or the Company until the cash or the shares are paid.

ESTIMATED PLAN BENEFITS

         The following table summarizes the estimated benefits available to the current Named Executive Officers and the other identified groups under the target awards for the Amended and Restated Long Term Incentive Plan for the three-year plan commencing 2005-2007. The Share Target has been estimated based upon the closing price of a share of stock on December 31, 2004.

          NAME AND POSITION               CASH TARGET      SHARE TARGET
------------------------------------      -----------      ------------
Michael L. Browne                         $   270,000            38,961
Chief Executive Officer

Mark R. Cummins                           $   115,220             4,137
Executive Vice President,
Chief Investment Officer & Treasurer

Catherine B. Strauss                      $    86,065             3,090
Executive Vice President,
Human Resources & Public Affairs

Bruce J. Magee                            $    84,805             2,538
Senior Vice President &
Chief Financial Officer

Executive Group (9)                       $   740,770            66,779

Non-Executive Officer Employees           $         0                 0

VOTE REQUIRED

         The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for the adoption of the Amended and Restated Long Term Incentive Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDED AND RESTATED LONG TERM INCENTIVE PLAN.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2004

                                                                          NUMBER OF SECURITIES
                                                                          REMAINING AVAILABLE
                         NUMBER OF SECURITIES      WEIGHTED-AVERAGE       FOR FUTURE ISSUANCE
                         TO BE ISSUED UPON         EXERCISE PRICE OF      UNDER EQUITY
                         EXERCISE OF OUTSTANDING   OUTSTANDING OPTIONS,   COMPENSATION PLANS
                         OPTIONS, WARRANTS         WARRANTS AND           (EXCLUDING SECURITIES
    PLAN CATEGORY        AND RIGHTS                RIGHTS                 REFLECTED IN COLUMN (a))
                                   (a)                      (b)                      (c)
---------------------    -----------------------   --------------------   ------------------------
Equity compensation
 plans approved by
 security holders               2,535,432                $  22.09                 2,621,307

Equity compensation
 plans not approved
 by security holders                2,000                $  19.13                   545,235

  Totals                        2,537,432                $  22.09                 3,166,542

         There are two equity compensation arrangements not approved by stockholders. One is the Agency Stock Purchase Plan, whereby the top-tier independent insurance agencies that sell insurance products for the Company's parent, subsidiaries and affiliates may purchase twice a year, on January and July 15, Company stock at a discount of 10% off the closing price on the previous trading day. The amount that can be purchased by any one agency is limited to no more than $12,500 in value every six months. A total of 1,000,000 shares was reserved for issuance under this program at the time of its adoption in February 1995. As of March 1, 2005, 476,786 shares have been issued under this program. The other plan not approved by stockholders was a one-time grant of non-qualified stock options to purchase 2,000 shares to E. Wayne Ratz at the time of his commencement of employment in 1997. The options have an exercise price of $19.13 per share and expire in 2007.

         The equity compensation plans approved by shareholders other than the current Long Term Incentive Plan are described on pages 12-14 and 29-30.

                            OWNERSHIP OF COMMON STOCK

TABLE I - 5% STOCKHOLDERS

         Those persons owning 5% or more of Harleysville Group stock as of December 31, 2004, are set forth below. On that date there were 30,191,565 shares of Harleysville Group stock held by stockholders.

                                                                             DISPOSITIVE
                                                VOTING AUTHORITY              AUTHORITY            TOTAL AMOUNT   PERCENT
                                           ------------------------    -----------------------    OF BENEFICIAL     OF
          NAME AND ADDRESS                    SOLE         SHARED         SOLE        SHARED        OWNERSHIP      CLASS
-------------------------------------      ----------    ----------    ----------   ----------    -------------   -------
HARLEYSVILLE MUTUAL INSURANCE COMPANY      17,002,445                  17,002,445                    17,002,445     56.3
HARLEYSVILLE, PA 19438

DIMENSIONAL FUND ADVISORS, INC.             2,048,236                   2,048,236                     2,048,236     6.8
SANTA MONICA, CA 90401

MAC-PER-WOLF COMPANY                        1,511,340                   1,511,340                     1,511,340     5.0
310 S. MICHIGAN AVE.
SUITE 2600
CHICAGO, IL 60604

TABLE II - BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         This table shows Harleysville Group stock holdings of Directors, Nominees, Named Executive Officers (who are the CEO and the next four most highly compensated executive officers employed as of December 31, 2004, and those otherwise required to be included pursuant to SEC rules), based on salary and bonus attributable to 2004 and all directors and executive officers as a group as of March 1, 2005. Please see the table on page 16 for titles of the Named Executive Officers. The "aggregate number of shares beneficially owned" listed in the second column includes the numbers listed in the third and fourth columns. For a description of the restricted shares owned by Directors, please see the Directors' Equity Award Program description on page 13. For a description of the restricted shares owned by Named Executive Officers, see page
34. On March 1, 2005, there were 30,293,759 shares of Harleysville Group stock held by stockholders.

                                         AGGREGATE       RIGHT TO                     PERCENT OF
                                          NUMBER         ACQUIRE        NUMBER OF       SHARES
                                         OF SHARES       WITHIN 60      SHARES OF     (LESS THAN
                                       BENEFICIALLY    DAYS (NUMBER     RESTRICTED    1% UNLESS
               NAME                       OWNED         OF SHARES)     STOCK OWNED    INDICATED)
-----------------------------------    ------------    ------------    -----------    ----------
Lowell R. Beck                               23,637          18,500              0
W. Thacher Brown                             51,782          12,500          5,646
G. Lawrence Buhl                              1,254               0              0
Mirian M. Graddick                           21,494          12,500              0
Joseph E. McMenamin                          19,548          14,500              0
Frank E. Reed                                42,584          22,500          5,646
Jerry S. Rosenbloom                          39,987          10,500          5,646
William W. Scranton III                      14,415          12,500              0
Michael L. Browne                            41,070          28,824          5,646
M. Lee Patkus                                45,250               0              0
Mark R. Cummins                             131,571         111,559              0
Catherine B. Strauss                         75,241          59,166              0
Roger A. Brown                               93,937          77,091              0
Keith A. Fry                                  7,768               0              0
Bruce J. Magee                              108,033          80,203              0

All directors & executive officers
 as a group (19)                            905,077         600,356         33,767

           REPORT OF COMPENSATION AND PERSONNEL DEVELOPMENT COMMITTEE

COMPENSATION PHILOSOPHY

         The Compensation and Personnel Development Committee of the Board of Directors (the "Compensation Committee"), which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code and as defined by Nasdaq, oversees a management compensation program designed to further the attainment of the Company's strategic goals of growth and profitability and thus enhance shareholder value. In order to achieve these strategic goals, the Company has identified four principles to guide its compensation program. The program is designed to:

o  attract, retain and motivate talented executives;
o  reward competencies and behaviors critical to the Company's success;
o offer total compensation levels that are consistent with the performance of the executive measured against other executives both within the Company and within the industry; and
o focus executives on performance goals and measures that are the key to the Company's success by providing variable compensation programs linked to creation of shareholder value.

COMPENSATION METHODOLOGY

         The Harleysville Group compensation program is designed to enable Harleysville Group to fairly compete for talented and experienced staff with companies of similar size whether publicly or privately held. Data from many different insurance and other companies are employed to determine proper competitive compensation levels for an organization the size of Harleysville. As a result, the group from which data are gathered and used is not the same as the peer group represented on the Stock Performance Charts, which includes all Nasdaq Stock Market traded property/casualty companies regardless of size, or other characteristics, although data from many of the same companies may be employed.

         Total compensation is comprised of fixed compensation (annual base salary), variable compensation (annual and long term incentive plans) and stock options. The total compensation target is the 50th percentile of the market for comparable executive positions and is designed to enable the organization to attract and retain high-performing executives and to reward above average performance, while a flexible mix between base salary and variable compensation permits higher potential of pay for those positions where performance results are highly measurable and where the value of those results to the Company is clear and significant. In exceptional cases, for the purpose of attraction, retention or incenting of specific employees, stock appreciation rights or restricted stock are awarded as well. An independent compensation consultant provides data to the Compensation Committee regarding market rates for compensation and compensation plan structures. The data is derived from analysis of publicly available information and proprietary survey sources.

         The specific components of the compensation program and how they function are described below:

o        Base Salary

                  Consistent with the compensation philosophy, annual base salary is designed to be competitive within the industry. Each position in the Company is placed in an appropriate paygrade, the midpoint of which is set at the median pay for that position when compared to comparable positions in the property/casualty insurance industry and, if appropriate, other industries, on a size adjusted basis. The Company also considers the paygrades assigned to comparable positions within the Company and individual circumstances when determining paygrade assignments for a particular position. A salary range based on the midpoint is developed for that paygrade. Until the fall of 2003, an individual Named Executive Officer's salary within his or her paygrade was determined each fall for the following year. Now, salaries for all officers are determined after the close of the year for the 12 month period commencing April 1 and are based on a combination of individual performance and Company performance, the weightings of which may change from year to year. To evaluate Company performance, the Compensation Committee compares the Company's overall corporate performance against the insurance industry with respect to a number of factors including return on equity, combined ratio and premium growth. The term "combined ratio" is a standard term of measurement in the property/casualty insurance industry, which means the ratio produced by adding (1) the ratio of losses, loss adjustment expenses, and policyholder dividends to net earned premiums and (2) the ratio of underwriting expenses to net written premium. The resulting fraction then is expressed as a percentage.

o        Annual Incentive Compensation

                  The Company each year adopts targets under its Senior Management Incentive Compensation Plan in order to direct executive officer attention to the attainment of significant annual corporate goals. The 2004 Plan was divided into two parts. Part A contained the same goals for all executive officers which included: a combined ratio goal for the entire Harleysville organization's property/casualty operations; a return on equity ("ROE") goal; an operating earnings per share goal; and a premium growth goal. The weightings for each factor were: combined ratio, 20%; operating earnings per share, 10%; return on equity, 15%; and premium growth, 5%. Part B contained goals tailored for each executive officer other than the CEO and the combined weight of the goals was 50%. The Plan is designed to pay a target award at a level of 15% to 40% of annual salary depending on officer position and title when the target goals are achieved. Payouts to executive officers other than the CEO may not exceed 100% of target unless earnings per share are at least $1.50; and if operating earnings per share are $1.60 or higher the maximum that can be earned is 110% of the target. For the CEO, the payout may not exceed 50% of target unless operating earnings per share are at least $1.50; and if operating earnings per share exceed $1.60 the payout to the CEO may not exceed 60% of target. Conversely, payouts may be less than 100% and as low as zero if actual performance does not attain the target. Consistent with the Compensation Committee's philosophy, the size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company of similar size. For 2004, the threshold for a payout under Part A of the Plan was a ROE equal to or exceeding 8%. The threshold for a payout under Part B was a ROE equal to or exceeding 6%. The payout for 2002 reflects that all the target goals were not fully attained, for 2003, that the threshold for payment was not attained and for 2004, that while the thresholds for payment under Parts A and B were attained, none of the target goals for Part A were attained.

o        Long Term Incentive Compensation

                  Since 1988, the Company has maintained a Long Term Incentive Plan designed to reward those senior executive officers of Harleysville Group involved in establishing the Company's strategy. From the Plan's inception and up to and including the Plan period beginning in 1999, the Plan rewarded the attainment of long term return on equity goals. Target goals were set each year for the next four-year period. Awards were designed to provide payments at the end of each successive four-year performance period in an amount that is a percentage of each participant's salary at January 1st of the first year of each period, with the amount of payment dependent upon a combination of Harleysville Group's annual rate of ROE and direct written premium growth over the four-year period. Potential target awards for each year were designed to range from 15% to 45% of a participant's salary depending upon officer level. A target amount was payable if Harleysville Group's average ROE exceeded certain levels of targeted ROE. There was a maximum payment of 150% of target award if Harleysville Group's ROE exceeded certain higher levels of targeted ROE. If ROE fell between the target level and the maximum level, then the amount of the award was prorated accordingly. Once an ROE of 8% was achieved, an additional incentive award based on direct written premium growth took effect. If less than the targeted level of ROE was reached, a reduced percentage of the target award was granted. In the event that ROE fell below a stated level, a negative percentage of the target award was assessed, and previously credited awards were proportionately reduced. Under the terms of this Long Term Incentive Plan, the Compensation Committee retained discretion, subject to Plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes. Awards, if earned, were paid in cash at the end of the four-year performance period. Cash payments to the Named Executive Officers made under awards for the plans for the four-year period 1999-2002 are reflected in the Summary Compensation Table on page 33 under the year 2002, although paid in the following year. The size of the award opportunity was determined for the Chief Executive Officer specifically and executive officers generally based on the same factors referenced under Annual Incentive Compensation above.

                  Commencing in 2000, including the last three years of the 1999-2002 plan, the Plan was changed, with stockholder approval, in order to help achieve the desired total compensation target. The Plan became a three-year plan and the award, which has both a cash and stock component that can vary by participant, is based on relative TSR, the components of which include both change in stock price and imputed dividend reinvestment, compared to a universe of at least 50 property/casualty stocks. The target award, which ranges from 30% to 200% of base salary at the beginning of the period, is payable if the TSR is at the 50th percentile. Target cash and target shares are established as of January 1 of the first year of each three-year period based on a participant's base salary and the value of a share of stock. A maximum award of 150% of target is paid if the TSR is at the 80th percentile or higher while a minimum award of 50% of target is paid if the TSR is at the 35th percentile. No award is paid if the TSR is below the 35th percentile. TSR falling between the 35th and 50th percentiles and between the 50th and 80th percentiles will be interpolated to determine the size of the award. The first payouts under this structure were in 2003 for TSR between January 1, 2000 and December 31, 2002 for both the 1999-2002 plan and the 2000-2002 plan. The figures in the Summary Compensation table reflect payments under both those plans under the year 2002 although paid in 2003. They reflect that TSR at 100.2% for both the last three years of the 1999-2002 plan and the 2000-2002 plan was above the 80th percentile thus paying out at 150% of target, the maximum amount. The figures in part reflect the appreciated value of a share of stock from $14.25 per share on December 31, 1999 to $26.43 on December 31, 2002. There was no payout for the 2001-2003 or the 2002-2004 plan periods as the TSR was less than the 35th percentile for those periods.

                  See the chart on page 38 for further information on awards under this Plan for 2004-2006.

o        Stock Options

                  Pursuant to the terms of the Equity Incentive Plan, each year the Compensation Committee grants stock options to officers and key employees of Harleysville Group. Because stock option grants are a component of a compensation target, these awards do not take into account options already held by the officer. A target award of stock options for each paygrade is established after taking into account the other components of compensation to achieve the total compensation target established by the Compensation Committee for the paygrade level of the executive position. The Compensation Committee generally uses the Black-Scholes option value method to determine the value of the stock option grant component of compensation and awards the number of stock options whose total value equals the target amount. In 2003, normal target grants to all but one Named Executive Officer were reduced to 50% of the target level in 2002 in consequence of the Company's first quarter results. Based upon the recommendation of the CEO, in light of the officer's performance, an officer may receive an award greater or lesser than target, including none at all. For 2004, executive officers who are eligible for participation in the Long Term Incentive Plan, including the CEO and other Named Executive Officers, must, by January 1, 2008, or within six years of becoming eligible for participation in the Long Term Incentive Plan, beneficially own Harleysville Group stock equal to a specific multiple of base salary in order to receive stock options at a level necessary to keep total compensation at the target level. For the CEO the multiple is three, for the president and chief operating officer and executive vice presidents the multiple is two, and for senior vice presidents the multiple is one times base salary. The stock option grants to the Named Executive Officers in 2004 are set out on the Summary Compensation Table on page 33 and the Option Grant Table on page 36. All stock options granted under the Equity Incentive Plan in 2004, as well as in 2003 and 2002, have been non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of a share of common stock on the date of grant, have a term of ten years and vest at the rate of 50% each on the first and second anniversary dates of award, except that options become immediately exercisable upon an optionee's retirement, death or disability. Retired optionees, age 61 and younger, may exercise the options within one year of retirement, and retired optionees, age 62 and older, may exercise the options granted prior to May 1997 within two years after retirement and may exercise the options granted May 1997 and after within five years after retirement, if the options do not otherwise expire. However, if a retiree over 55 has a combination of age and service at retirement that exceeds the number 72, then that retiree has five years in which to exercise the options after retirement if the options do not otherwise expire. The exercise price may be paid by delivery of already owned shares. In the event of a merger, consolidation or other change in control of Harleysville Group, options are exercisable immediately. The Company has never re-priced stock options and has no current intention to do so.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Browne's compensation for 2004, as set forth in the Summary Compensation Table on page 33, was based on the factors set forth above. His total compensation, composed of base salary, a contribution to a non-qualified deferral plan for directors for which he had enrolled prior to being appointed CEO, annual incentive compensation, long term compensation and stock option grants, reflects both a target compensation package commensurate with similar officers within the insurance industry peer group. Mr. Browne's base salary paid in 2004 and the contribution to the non-qualified deferral plan was determined by the independent directors in February 2004 when he was named CEO and was based on competitive compensation data.

         The independent directors approved a bonus of $105,000 for Mr. Browne for 2004 to reward his exceptional individual performance and accomplishments during the year. Mr. Browne did not receive an award under the 2004 Senior Management Incentive Plan because his eligibility for an award under that Plan was based solely upon corporate goals for 2004, which were not attained. The long term incentive payout of $0 reflects that he was not eligible for participation in the plan for the 2002-2004 period. Finally, the award of stock options in February 2004 was based on the appropriate formula.

INTERNAL REVENUE CODE IMPACT

         Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Compensation Committee has reviewed, and continues to review, the potential consequences to the Company of this section. This section had no impact on the Company in 2004 and it is not expected to have any impact on the Company in 2005, inasmuch as the compensation levels other than from stock option exercises or the Long Term Incentive Plan are below the $1 million figure, and any income from stock option exercises and the Long Term Incentive Plan is fully deductible under the current requirements of Section 162(m).

COMPENSATION COMMITTEE INTERLOCKS

         No member of the Compensation Committee is an employee of an entity on whose board an executive officer of the Company sits.

SUBMITTED BY THE COMPENSATION & PERSONNEL DEVELOPMENT COMMITTEE

         Jerry S. Rosenbloom, Chairman
         W. Thacher Brown
         Mirian M. Graddick
         William W. Scranton III

                             STOCK PERFORMANCE CHART

         The following graph shows changes over the past five-year period (all full calendar-year periods) in the value of $100 invested in (1) Harleysville Group common stock; (2) the Nasdaq Stock Market index; and (3) the Peer Group index. All values are as of the last trading day of each year.

            Comparison of 5-Year Cumulative Total Stockholder Return

                         1999     2000      2001     2002      2003     2004
                        -----    ------    -----    ------    -----    ------

Harleysville Group        100     211.8    177.0     200.8    155.6     193.1
-------------------     -----    ------    -----    ------    -----    ------
Nasdaq                    100      60.3     47.8      33.1     49.4      53.8
-------------------     -----    ------    -----    ------    -----    ------
Peer Group                100     129.4    132.6     136.4    168.6     204.2
-------------------     -----   -------   ------   -------   ------   -------
                                               YEARS

         The year-end values of each investment shown in the preceding graph are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.

         The graph was prepared by the Center for Research in Security Prices ("CRSP"). The Nasdaq National Market System index includes all U.S. Companies in the Nasdaq National Market System and the Peer Group index includes 54 Nasdaq Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and foreign, fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637; (773) 702-7467. CRSP reweights the indices daily, using the market capitalization on the previous trading day.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         This table indicates, for the last three fiscal years, cash and other compensation earned by the Named Executive Officers, including Mr. Fry, who ceased employment in August 2004, and Mr. Brown who ceased being Secretary, General Counsel and Corporate Governance Officer in July 2004, both of whom are required to be included under applicable SEC rules. Mr. Browne was not an executive officer in 2003 or 2002.

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                               --------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                               --------------------------------------
                                                       ANNUAL                                SECURITIES
                                                    COMPENSATION               RESTRICTED    UNDERLYING     LONG-TERM   ALL OTHER
      NAME AND PRINCIPAL                ------------------------------------     STOCK      STOCK OPTIONS   INCENTIVE    COMPEN-
           POSITION              YEAR     SALARY        BONUS       OTHER        AWARDS     (# OF SHARES)    PAYOUTS     SATION
------------------------------   ----   ----------   ----------   ----------   ----------   -------------   ---------   ---------
    Michael L. Browne            2004   $  525,046   $  105,000   $  106,579            0        37,648             0   $  33,751
 Chief Executive Officer

      M. Lee Patkus              2004   $  348,923            0            0            0        25,903             0   $  12,300
       President &               2003   $  336,000            0            0            0        12,952             0   $   5,040
 Chief Operating Officer         2002   $  300,892   $   67,807            0            0        18,148     $ 321,202   $  11,061

     Mark R. Cummins             2004   $  330,335   $   41,292            0            0        16,148             0   $  11,149
Executive Vice President,        2003   $  318,100            0            0            0         8,074             0   $   4,772
     Chief Investment            2002   $  307,300   $   49,645            0            0        17,148     $ 764,319   $  10,708
   Officer & Treasurer

  Catherine B. Strauss           2004   $  246,738   $   30,842            0            0        14,176             0   $   8,327
Executive Vice President,        2003   $  237,600            0            0            0         7,088             0   $   3,564
Human Resources & Public         2002   $  206,297   $   37,192            0            0        11,614     $ 229,531   $   7,305
         Affairs

     Roger A. Brown              2004   $  258,805   $  342,000            0            0        12,205             0   $   6,150
 Senior Vice President,          2003   $  228,100            0            0            0         6,103             0   $   3,422
 Secretary and Corporate         2002   $  217,200   $   39,157            0            0        13,205     $ 447,809   $   7,521
   Governance Officer

      Keith A. Fry               2004   $  188,765   $  393,115            0            0        10,000             0           0
 Senior Vice President,          2003   $  248,500            0            0            0        11,500             0   $   3,728
    Field Operations             2002   $  230,384   $   16,732            0            0        11,000             0   $   7,413

     Bruce J. Magee              2004   $  251,619   $   25,162            0            0        12,205             0   $   8,303
 Senior Vice President &         2003   $  242,300            0            0            0         6,103             0   $   3,635
 Chief Financial Officer         2002   $  230,800   $   41,609            0            0        13,205     $ 532,056   $   8,172

         Base salary for 2004 for all Named Executive Officers, except Michael
L. Browne, was the same as base salary for 2003. The difference in salary for the two years reflects the 27 pay periods in 2004, compared to the usual 26 pay periods in 2003.

         Cash bonuses under the Senior Management Incentive Compensation Plan for services rendered in fiscal years 2002, 2003 and 2004 have been listed as a bonus in the year earned, although actually paid in the following year.

         Bonuses under the Long Term Incentive Plan for services rendered in fiscal years 1999-2002, 2000-2002, 2001-2003 and 2002-2004 have been listed in
2002, 2003 and 2004, respectively, although, again, any payouts would have been made in the subsequent year. Because of the revision to the Long Term Incentive Plan in 2000, when the plan became a three-year instead of a four-year plan, there were two Long Term Incentive Plan payouts in 2003 for plans ending in 2002. Actual payouts for these two plan periods were a combination of cash and stock, with the majority of the payouts in all instances being stock. In the aggregate, stock represented 82.2% of the amount of the total long term incentive payouts to the Named Executive Officers in that year.

         The amount shown as "Bonus" under Annual Compensation for Mr. Browne reflects the bonus awarded to Mr. Browne for 2004 to reward his exceptional individual performance and accomplishments during the year and the amount shown as "Other" under Annual Compensation for Mr. Browne reflects payments made for relocation costs. The amounts shown as Salary under Annual Compensation for 2004 for Messrs. Fry and Brown include salary paid while they were employees plus payments received for accrued vacation. The amount shown as "Bonus" under Annual Compensation for 2004 for Mr. Fry includes severance amounts paid in 2004 and severance amounts payable in 2005-2006. The amount shown as "Bonus" under Annual Compensation for 2004 for Mr. Brown includes severance amounts payable in 2005-2006.

         The terms of stock options awarded in fiscal years 2002, 2003 and 2004 are described in the Report of the Compensation and Personnel Development Committee on page 30. Messrs. Browne and Patkus are the only Named Executive Officers who held restricted stock of the Company as of December 31, 2004. Mr. Browne was awarded restricted stock when he was a non-employee director pursuant to the Directors' Equity Award Program, which is described on page 13. As of December 31, 2004, he held 5,646 restricted shares with a value of $134,770.00. Mr. Browne possesses both the right to vote and receive dividends on those shares. Mr. Patkus held 10,721 restricted shares with a value of $255,910 as of December 31, 2004. 21,444 shares were originally awarded to Mr. Patkus in 2001 and were scheduled to vest in five increments from September 2002 through September 2006. Because Mr. Patkus' employment has terminated, no further shares will vest. Mr. Patkus possessed both the right to vote and receive dividends on these shares.

         Named Executive Officers as of December 31, 2004, are eligible to participate in the tax-qualified Extra Compensation Plan (a 401(k) plan) and a Nonqualified Excess Match Program. This Nonqualified Excess Match Program pays a match at the same rate as paid under the Extra Compensation Plan on the amount of base salary in excess of the annual limitation on compensation imposed by the Internal Revenue Code and on annual incentive plan payments. The Plan match can be 25, 50, 75, 100 or 125% of base salary dependent upon the ROE of the Company for the year. The amount shown under "All Other Compensation" in the Summary Compensation Table reflects contribution to the Extra Compensation Plan (a) for 2004 of $6,150 on behalf of Messrs. Patkus, Cummins, Brown and Magee and Ms. Strauss, to match the 2004 pre-tax elective deferred contributions made by each to the Extra Compensation Plan; (b) for 2003 of $3,000 on behalf of each of the Named Executive Officers, except Mr. Browne, to match 2003 pre-tax elective deferred contributions made by each to the Extra Compensation Plan;

and (c) for 2002 of $5,500 on behalf of each of the Named Executive Officers, except Mr. Browne, to match the 2002 pre-tax elective deferred contributions made by each to the Extra Compensation Plan. The remainder of each amount shown under "All Other Compensation" is the allocation for each Named Executive Officer under the Nonqualified Excess Match Program except for Mr. Browne for 2004 whose total reflects $12,501 for the nonqualified excess match program, $3,250 for the qualified match and an $18,000 contribution to a non-qualified deferral plan for directors for which he had enrolled prior to being appointed CEO.

Change-in-Control Arrangements

         The Company has entered into agreements with Messrs. Browne and Cummins and Ms. Strauss that provide for compensation to be paid to the Named Executive Officers in the event of both a change in control of Harleysville Group or its parent Harleysville Mutual and a subsequent substantial change in status of such Named Executive Officer. Changes in status include diminution of responsibilities, reduction in pay, failure to continue comparable incentive plans, change of place of employment or termination of employment, if they occur within three years of a change in control for Mr. Browne or within two years of the change in control for the other Named Executive Officers and are not for cause, e.g., the Named Executive Officer's failure to perform his or her duties or willful conduct that injures the Company. The compensation to be paid to the CEO is 2.99 times, and the compensation to be paid to the other Named Executive Officers is 2 times, the sum of annual base salary and the average annual incentive target awards over the past three years, plus the prorated long term incentive plan target awards for all plans in which the Named Executive Officer participates and the value of any stock options which may not legally be exercised at the time of change in control. A Named Executive Officer may also receive funds to pay any resulting excise tax payable and will continue, for three years for the CEO and for two years for the other Named Executive Officers, to participate in welfare benefit plans comparable to those received prior to the change in control and change in status. The initial term of the agreements expires on December 31, 2007, except for Mr. Browne's, which initially expires on December 31, 2009. The agreements renew after expiration of the initial term unless, not later than 12 months prior to the initial expiration date or any scheduled renewal, the Company gives notice of non-renewal. The agreements described supercede prior change in control agreements between the Company and the Named Executive Officers. Mr. Patkus, Mr. Brown and Mr. Magee were parties to an agreement in the form of the superceded agreements that also terminated effective January 1, 2005.

         OPTION GRANTS IN 2004

         This table shows the number and value of stock options granted to the Named Executive Officers in 2004. The grants to Mr. Patkus and Mr. Fry expired when they terminated employment.

                             NUMBER OF    % OF TOTAL
                            SECURITIES     OPTIONS
                            UNDERLYING    GRANTED TO
                             OPTIONS     EMPLOYEES IN    EXERCISE PRICE   EXPIRATION    GRANT DATE
    NAME                     GRANTED      FISCAL YEAR       PER SHARE        DATE      PRESENT VALUE
---------------------       ----------   ------------    --------------   ----------   -------------
Michael L. Browne               37,648              7%   $        19.20     2/24/14    $     210,829
M. Lee Patkus                   25,903              5%   $        19.20     1/21/05    $     145,057
Mark R. Cummins                 16,148              3%   $        19.20     2/24/14    $      90,429
Catherine B. Strauss            14,176              3%   $        19.20     2/24/14    $      79,389
Roger A. Brown                  12,205              2%   $        19.20     2/24/14    $      68,348
Keith A. Fry                    10,000              2%   $        19.20     8/20/04    $      56,000
Bruce J. Magee                  12,205              2%   $        19.20     2/24/14    $      68,348

         In calendar year 2004, Harleysville Group granted a total of 518,954 options representing the right to purchase 518,954 shares of common stock to 124 officers and key employees under the Equity Incentive Plan.

         The Grant Date Present Value was determined using the Black-Scholes option pricing model. The dividend yield assumption was 3.54%; the expected volatility assumption was 38.73%; the risk-free interest rate assumption was 3.31%; and the expected life assumption was six years. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's common stock, which will be determined by future events and unknown factors.

         For a description of the stock option program, please see page 30.

OPTION EXERCISES AND YEAR-END VALUES

         This table shows the number and value of stock options exercised in 2004 and the value of unexercised options as of the end of 2004 for the Named Executive Officers. Year-end value is calculated using the difference between the option exercise price and $ 23.87 multiplied by the number of shares underlying the option.

                                                        NO. OF SECURITIES
                          NO. OF                            UNDERLYING                VALUE OF UNEXERCISED
                          SHARES                      UNEXERCISED OPTIONS AT             IN-THE-MONEY
                         ACQUIRED                         FISCAL YEAR-END             OPTIONS AT YEAR-END
                            ON         VALUE       ----------------------------   ----------------------------
      NAME               EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------   --------   ------------   ------------   -------------   ------------   -------------
Michael L. Browne               0   $          0         10,000          37,648   $     20,546   $     175,816
M. Lee Patkus                   0   $          0         60,810          32,379   $    153,471   $     125,248
Mark R. Cummins                 0   $          0        103,485          20,185   $    357,832   $      78,080
Catherine B. Strauss            0   $          0         52,078          17,720   $    111,280   $      68,544
Roger A. Brown                  0   $          0         70,988          15,256   $    257,591   $      59,014
Keith A. Fry               27,794   $    101,695              0               0   $          0   $           0
Bruce J. Magee             20,764   $    168,547         74,100          15,256   $    209,034   $      59,014

LONG TERM INCENTIVE PLAN PERFORMANCE OPPORTUNITY AWARDS IN 2004

         This table shows the potential target payouts for the Named Executive Officers under the Long Term Incentive Plan for a three-year performance period commencing in 2004. A four-year performance period under the Plan was completed in 2002, and three-year performance periods were also completed in 2002, 2003 and 2004. Actual payments for those performance periods are shown in the Summary Compensation Table on page 33 for those years.

                               TARGET CASH AS A       TARGET
                             PERCENT OF SALARY IN    NUMBER OF    PERFORMANCE
          NAME                      2004              SHARES        PERIOD
     --------------------    --------------------    ---------    -----------
     Michael L. Browne               45%                44,887      3 years
     M. Lee Patkus                   35%                 6,757      3 years
     Mark R. Cummins                 35%                 4,798      3 years
     Catherine B. Strauss            35%                 3,584      3 years
     Roger A. Brown                  15%                 4,014      3 years
     Keith A. Fry                     0%                     0      3 years
     Bruce J. Magee                  35%                 3,046      3 years

For a description of the current Long Term Incentive Compensation plan, please see pages 29-30.

PENSION PLANS

         These tables show estimated annual benefits payable upon retirement to the Named Executive Officers under the qualified Pension Plan in conjunction with a non-qualified Supplemental Pension Plan.

         Pension Plan Table I shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Magee, who became an executive officer prior to January 1, 1989.

                                     TABLE I

  AVERAGE
  5 YEAR
BASE SALARY
PLUS ANNUAL
 INCENTIVE
 @ 12/31/04     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------   ----------   ----------   ----------   ----------   ----------   ----------
$    650,000   $  117,593   $  176,390   $  235,187   $  293,984   $  293,984   $  293,984
$    600,000   $  108,218   $  162,328   $  216,437   $  270,546   $  270,546   $  270,546
$    550,000   $   98,843   $  148,265   $  197,687   $  247,109   $  247,109   $  247,109
$    500,000   $   89,468   $  134,203   $  178,937   $  223,671   $  223,671   $  223,671
$    450,000   $   80,093   $  120,140   $  160,187   $  200,234   $  200,234   $  200,234
$    400,000   $   70,718   $  106,078   $  141,437   $  176,796   $  176,796   $  176,796
$    350,000   $   61,343   $   92,015   $  122,687   $  153,359   $  153,359   $  153,359
$    300,000   $   51,968   $   77,953   $  103,937   $  129,921   $  129,921   $  129,921
$    250,000   $   42,593   $   63,890   $   85,187   $  106,484   $  106,484   $  106,484
$    200,000   $   33,218   $   49,828   $   66,437   $   83,046   $   83,046   $   83,046
$    150,000   $   23,843   $   35,765   $   47,687   $   59,609   $   59,609   $   59,609

         Pension Plan Table II shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Browne, Mr. Patkus, Mr. Cummins, Ms. Strauss, Mr. Brown and Mr. Fry who became executive officers after January 1, 1989.

                                    TABLE II

  AVERAGE
  5 YEAR
BASE SALARY
PLUS ANNUAL
 INCENTIVE
 @ 12/31/04     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
------------   ----------   ----------   ----------   ----------   ----------   ----------
$    650,000   $  103,311   $  158,967   $  219,092   $  279,217   $  279,217   $  279,217
$    600,000   $   95,186   $  145,092   $  200,592   $  256,092   $  256,092   $  256,092
$    550,000   $   87,061   $  131,217   $  182,092   $  232,967   $  232,968   $  232,968
$    500,000   $   78,936   $  118,404   $  163,592   $  209,842   $  209,942   $  209,942
$    450,000   $   70,811   $  106,216   $  145,092   $  186,717   $  186,717   $  186,717
$    400,000   $   62,686   $   94,029   $  126,592   $  163,592   $  163,592   $  163,592
$    350,000   $   54,561   $   82,841   $  109,122   $  140,467   $  140,467   $  140,467
$    300,000   $   46,436   $   69,654   $   92,872   $  117,342   $  117,342   $  117,342
$    250,000   $   38,311   $   57,466   $   76,622   $   95,777   $   95,777   $   95,777
$    200,000   $   30,186   $   45,279   $   60,372   $   75,465   $   75,465   $   75,465
$    150,000   $   22,061   $   33,091   $   44,122   $   55,152   $   55,152   $   55,152

         A pension is based on the highest five-year average of credited salary plus average annual incentive compensation. The benefits reflected in the charts assume that a Named Executive Officer receives annual incentive compensation equal to 20% of his or her annual base salary.

         For the purposes of the Pension Plans, executive officers named in the Summary Compensation Table have been credited with the following years of service as of December 31, 2004: Mr. Browne, 1 year; Mr. Patkus, 6 years; Mr. Cummins, 13 years; Ms. Strauss, 8.5 years; Mr. Brown, 19 years; Mr. Fry, 21 years; and Mr. Magee, 19 years.

         The retirement benefits shown in the Pension Plan Tables assume that benefits will be payable at age 65 in the form of a single life annuity, and are not subject to any deduction for Social Security or other offset amounts. For the purposes of calculating benefits under the Pension Plans, no Named Executive Officer may be credited with more than 25 years of service.

                      TRANSACTIONS WITH HARLEYSVILLE MUTUAL

         Harleysville Group was formed by Harleysville Mutual in 1979. It was a wholly owned subsidiary of Harleysville Mutual until June 1986, when Harleysville Mutual sold shares of Harleysville Group's common stock in a public offering. Harleysville Mutual's ownership of Harleysville Group's outstanding common stock was reduced from 100% to approximately 70% at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group common stock holdings, further reducing Harleysville Mutual's ownership to approximately 55%. In 2000, Harleysville Mutual completed a purchase of 1,000,000 shares of Harleysville Group stock, thereby increasing its stock ownership at that time to approximately 57%. Harleysville Mutual has engaged in additional stock purchases to a lesser degree since then, although its ownership remained at approximately 56% as of December 31, 2004. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, of which the material ones are summarized herein, have been fair to Harleysville Group (as well as Harleysville Mutual) and at least as favorable to Harleysville Group as those terms that could have been negotiated with an independent third party.

         Under a lease effective January 1, 2000, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $3.4 million per year. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was an additional rental payment made in 2004 of $275,294.00. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Effective January 1, 2005, the lease was renewed for another five years. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses of the facilities are allocated according to an intercompany allocation agreement.

         Harleysville Group provides certain management services to Harleysville Mutual and its insurance subsidiaries. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $6,782,025.80 million in 2004 for its services under these management agreements.

         Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and Harleysville Insurance Company of New York in 1991. It was a demand loan with a stated maturity in March 1998. In February 1998, the maturity was extended to March 2005 and the interest rate became LIBOR plus .65%, which was a commercially reasonable market rate in 1998. In February 2005, the maturity was extended to March 2012 and the interest rate was decreased to LIBOR plus .45%, which is a commercially reasonable rate in 2005.

         Harleysville Group's property/casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 2004 was 72%. The pooling agreement may be amended or terminated by agreement of the parties. Information describing the pool arrangement is contained in Harleysville Group's 2004 Annual Report to Stockholders.

         The property/casualty insurance subsidiaries of Harleysville Group entered into a reinsurance agreement with Harleysville Mutual, effective January 1, 1997, whereby Harleysville Mutual reinsures the property/casualty insurance company subsidiaries of Harleysville Group on a post-pooled basis for property losses as a result of catastrophes, excluding earthquakes and hurricanes and, effective July 1, 2002, excluding losses from terrorism, incurred in a quarter. Harleysville Mutual in turn pays to the subsidiaries in the event of covered catastrophes 100% of the subsidiaries' accumulated net loss in a quarter in excess of their retention (or deductible), which for 2004 was their pooling percentage times $5 million, up to a maximum net loss equaling $20 million times the subsidiaries' total pooling percentages. The premium paid by the subsidiaries of Harleysville Group to Harleysville Mutual in 2004 was $8,596,635.11. Further information about the reinsurance agreement is contained in Harleysville Group's 2004 Annual Report to Stockholders.

                         SECTION 16 REPORTING COMPLIANCE

         Harleysville Group believes that for 2004, its officers, directors and 10% shareholders complied with the requirements of Section 16 of the Securities Exchange Act of 1934 based on a review of forms filed, or written notice that no annual forms were required.

                                                                    Appendix "A"

                             HARLEYSVILLE GROUP INC.

                       DIRECTORS' DEFERRED STOCK UNIT PLAN

              Approved by the Board of Directors February 23, 2005

1.       PURPOSE

         Harleysville Group Inc. (the "Company") has established the Plan to further its long-term financial success by providing stock units to Non-Employee Directors of the Company and of its Parent, Harleysville Mutual Insurance Company, (the "Parent") whereby such directors can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the Non-Employee Directors needed to achieve the Company's and the Parent's long-term growth and profitability objectives.

2.       DEFINITIONS

The following terms, when used with an initial capital letter, shall have the following meanings:

         "Annual Meeting" means the annual shareholders meeting held in April of each year.

         "April Board Meeting" means the meeting of the Board of Directors held in April of each year.

         "Board" means the Board of Directors of the Company and the Board of Directors of the Parent.

         "Committee" means the Nominating and Corporate Governance Committee of the Board.

         "Company" means Harleysville Group Inc., a Pennsylvania corporation.

         "Deferred Stock Unit" means a right to receive, without payment to the Company, one (1) Share as further described in Section 4.

         "Effective Date" means January 1, 2005, contingent upon approval of the Company's shareholders at the first Annual Meeting of the shareholders held after the adoption of the Plan by the Board.

         "Fair Market Value" means, with respect to a given day, (i) the closing sales price on the immediately preceding business day of a Share as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (ii) if not so reported, the average of the closing bid and asked prices on the immediately preceding business day as reported on the NASDAQ National Market System, or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board.

         "Grant" means a grant of Deferred Stock Units which are subject to the terms and conditions of this Plan.

         "Grant Date" means the date on which a Deferred Stock Unit is granted.

         "Non-Employee Director" means a member of the Company's Board of Directors or a member of the Parent's Board of Directors, who is not an employee of the Company or the Parent.

         "Parent" means Harleysville Mutual Insurance Company.

         "Plan" means the Harleysville Group Inc. 2005 Non-Employee Directors Deferred Stock Unit Plan, as set forth herein and as amended from time to time.

         "Share" means a share of common stock of the Company, par value $1 per share.

         "Termination of Service" means the termination of an individual's status as a Non-Employee Director for any reason whatever, whether voluntarily or involuntarily, including disability or death of the Non-Employee Director.

3.       AUTHORIZATION OF SHARES SUBJECT TO DEFERRED STOCK UNIT

The maximum number of Shares for which Deferred Stock Units may be granted during the entire duration of the Plan is 110,000. This number shall be adjusted if the number of outstanding Shares is increased or reduced by split-up, reclassification, stock dividend or similar event. The number of Shares subject to outstanding Deferred Stock Units shall also be adjusted whenever the number of outstanding Shares is so increased or reduced.

4.       GRANTING OF DEFERRED STOCK UNITS

         (a) At the April Board Meeting for 2005, and at each April Board Meeting thereafter for four consecutive years until and including the April 2009 Board Meeting, each individual who is a Non-Employee Director on such date shall automatically receive a number of Deferred Stock Units equal to the result of dividing (i) $30,000 by (ii) the Fair Market Value of a Share as of the day before the date of the April Board Meeting for that year.

         (b) Each Grant of Deferred Stock Units under the Plan shall be evidenced by a written document which shall indicate (i) the number of Deferred Stock Units granted to the Non-Employee Director; (ii) the effective date of the Grant; and (iii) any other terms and conditions the Board deems necessary or appropriate.

         (c) All Grants shall be subject to the terms of this Plan and the written document evidencing such Grant.

5.       TERM OF DEFERRED STOCK UNITS

         Deferred Stock Units shall be granted on the following terms:

         (a)      Deferred Stock Units shall be fully vested at all times.

         (b) Upon a Non-Employee Director's Termination of Service, he, or, upon the Non-Employee's Director's death, the executor or administrator of his estate or the person or persons who shall have acquired a Deferred Stock Unit directly from the Non-Employee Director by bequest or inheritance, shall receive a number of Shares equal to the number of his Deferred Stock Units.

         (c) A Deferred Stock Unit shall not be transferable otherwise than by will or the laws of intestate distribution.

         (d) A Non-Employee Director granted a Deferred Stock Unit under this Plan shall have only the rights of a general unsecured creditor of the Company until such Non-Employee Director receives Shares equal to the number of his Deferred Stock Units pursuant to Section 4.

         (e) A Non-Employee Director shall have no voting rights with respect to any Shares issuable pursuant to Deferred Stock Units until the date on which a certificate or certificates representing such Shares are issued.

6.       GRANT OF DIVIDEND EQUIVALENT RIGHTS

         Whenever the Company pays cash dividends with respect to Shares, a Non-Employee Director shall receive an amount equal to all or any portion of the dividends that would be paid on Shares equal to the number of his Deferred Stock Units.

7.       COMMON STOCK SUBJECT TO DEFERRED STOCK UNITS

         Shares issuable under Deferred Stock Units may be unissued shares or treasury shares. The Company at all times during the term of this Plan shall reserve for issuance the number of Shares issuable under Deferred Stock Units.

8.       COMPLIANCE WITH LEGAL REQUIREMENTS

         The Company will not be obligated to issue Shares if, in the opinion of its counsel, such issuance would violate any applicable federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction, such authority as may be required to issue Shares. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance of Shares shall relieve the Company from any liability for failure to issue such Shares until the time when such authority is obtained.

9.       NONASSIGNMENT OF DEFERRED STOCK UNITS

         Except as otherwise provided in Section 5, Deferred Stock Units and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of a Deferred Stock Unit, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the rights and privileges conferred hereby, such Deferred Stock Unit and the rights and privileges conferred hereby shall immediately terminate.

10.      RIGHTS OF NON-EMPLOYEE DIRECTOR IN STOCK

         Neither the holder of a Deferred Stock Unit, nor the legal representatives, heirs, legatees or distributees of any holder, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares issuable under such Deferred Stock Unit unless and until such Shares are issued to him or them and such person or persons have received a certificate or certificates therefore, except for dividend equivalent rights as provided in
Section 6.

11.      WITHHOLDING OF APPLICABLE TAXES

         The Company shall have the right to deduct or withhold, or require a holder of a Deferred Stock Unit to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

12.      PLAN AND DEFERRED STOCK UNITS NOT TO AFFECT SERVICE AS A DIRECTOR

         Neither this Plan nor any Deferred Stock Unit shall confer upon any Non-Employee Director any right to continue as a director of the Company.

13.      ADMINISTRATION AND INTERPRETATION

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive stock units under the Plan, the number of stock units granted under the Plan, or the price thereof, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Participants under the Plan The determination of the Committee in the administration of the Plan as described herein, shall be final, conclusive and binding upon all persons including, without limitation, the Company, its stockholders and the persons granted stock units under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

14.      AMENDMENT OF PLAN

         The Board shall have complete power and authority to amend the Plan, provided, however, that it shall not without shareholder approval (a) increase the maximum number of Deferred Stock Units that may be granted or (b) adopt any other amendment which the Board determines to be required or advisable to be approved by the shareholders of the Company under regulations of the U. S. Securities and Exchange Commission, the rules of any stock exchange or stock market on which the Company's stock is listed, the Internal Revenue Code of 1986, as amended, or other applicable law or regulation.

15.      NOTICES

         Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Company, 355 Maple Avenue, Harleysville, PA 19438-2297, and to the holder of a Deferred Stock Unit at the most recent address on file with the Company.

16.      SUCCESSORS

         The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

17.      SEVERABILITY

         If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

18.      EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall become effective on the Effective Date and shall expire on December 31, 2009, unless sooner terminated by the Board. The Board may terminate this Plan at any time. The Board shall submit this Plan to the shareholders of the Company for their approval at the first Annual Meeting of the shareholders held after the adoption of the Plan by the Board. Any Deferred Stock Unit granted before the approval of the Plan by the Company's shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval. If such shareholder approval is not received at the first annual meeting held after the adoption of the Plan by the Board, all Shares granted under the Plan shall automatically expire.

19.      GENDER AND NUMBER

         Unless clearly indicated by context, the singular shall include the plural and the masculine shall include the feminine, and vice-versa.

20.      STOCKHOLDER APPROVAL

         The adoption of this plan shall be subject to stockholder approval.

                                                                    Appendix "B"

                             HARLEYSVILLE GROUP INC.

                              Amended and Restated

                            LONG TERM INCENTIVE PLAN

                Approved by Board of Directors February 23, 2005

I.       INTRODUCTION

         A. PURPOSE OF THE PLAN: Harleysville Group Inc. (the "Company') has established the Long Term Incentive Plan ("Plan") to further the growth, development and success of the Company by providing additional incentives to those senior officers who are responsible for the management of the Company's business affairs which enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating senior management employees of high caliber and potential. It is intended that the Plan shall satisfy the requirements for transactions pursuant hereto to be exempt from Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") and for compensation paid hereunder to be fully deductible to the Company to the extent permitted under
                  Section 162(m) of the Internal Revenue Code of 1986.

         B. DEFINITIONS: When used in the Plan, the following terms shall have the meanings set forth below:

                  1. "Board" shall mean the Board of Directors of the Company.

                  2.       "Change in Control" shall mean:

                                    (a) if the "beneficial ownership" (as
                           defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a "Person"), other than the Parent, the Employer, any trustee or other fiduciary holding securities under any employee benefit plan of the Employer or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the Employer ("Employer Voting Securities" shall mean the then outstanding voting securities of the Employer entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a) : (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 2; (ii) any acquisition of the Employer Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and
                           (iii) any acquisition of voting securities from the Employer or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Employer Voting Securities (the "Parent Control Period"), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Employer Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

                                    (b) if, during any period of twenty-four
                           (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Employer or the Parent, as the case may be (the "Applicable Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors of the Employer or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Employer or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Employer or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Employer Voting Securities; or

                                    (c) upon consummation by the Employer of a
                           reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer or the acquisition of assets or stock of another entity (a "Business Combination"), unless, in any such case, immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries (the "New Parent Corporation"), is represented, in either such case, directly or indirectly, by Employer Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Employer Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Employer Voting Securities, and
                           (ii) no Person (excluding any employee benefit plan (or related trust) of the Employer or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Employer existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Employer at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                                    (d) Parent affiliates with, or acquires by
                           merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Employer Voting Securities; or

                                    (e) upon approval by the stockholders of the
                           Employer and all necessary regulatory authorities of a complete liquidation or dissolution of the Employer; or

                                    (f) any other event shall occur that would
                           be required to be reported by the Employer in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

                                    (g) the Employer or Parent has entered into
                           a management agreement or similar arrangement pursuant to which an entity other than the Employer or the Parent or the Boards of Directors or the executive officers and management of the Employer or the Parent has the power to direct or cause the direction of the management and policies of the Employer or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20% of Employer Voting Securities.

                  3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  4. "Committee" shall mean the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc.

                  5. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

                  6. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction. Also, see definition of "Employer".

                  7. "Director" shall mean a member of the Board of Directors of the Company and/or Parent.

                  8. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

                  9. "Employer" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction. Also, see definition of "Company".

                  10. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  11. "Fair Market Value" shall mean the last existing closing price of Common Stock on the Nasdaq National Market System. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

                  12. "Named Executive Officers" shall be those persons covered by Item 402(a)(3) of Regulation S-K pursuant to the Exchange Act.

                  13.      "Parent" shall mean Harleysville Mutual Insurance
                           Company.

                  14. "Participant" shall mean those eligible officers and other key employees of the Company who receive Awards under the Plan.

                  15.      "Plan" shall mean the Company's Long Term Incentive
                           Plan.

                  16. "Retirement" shall mean cessation of a Participant's employment after age 55 if an employee is entitled to a benefit under the Company's qualified defined benefit Pension Plan.

                  17. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company, its parent or any affiliates for any reason other than retirement, death or disability.

                  18. "Total Shareholder Return" ("TSR") shall mean the change in value of a share of Common Stock during any three year period based on share price appreciation plus dividends, with the dividends re-invested as of the day such dividends were ex-dividend. The Committee may adopt any reasonable method of calculating total shareholder return that is consistent with the requirements of Item 402(l) of Regulation S-K promulgated by the Securities and Exchange Commission.

                  19. "Withholding Obligation" shall mean the prevailing mandatory federal rate plus any applicable state and local withholding tax.

II.      PLAN ADMINISTRATION

         A. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

                  (i)      to interpret the Plan;

                  (ii) to determine additional employees, if any, to whom awards should be made under the Plan;

                  (iii) to determine the nature, size and terms of each such award;

                  (iv) to determine the time when the awards are granted and the duration of any applicable restriction period, including the criteria for acceleration thereof;

                  (v) to certify that the TSR goals were met prior to payment;

                  (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; and

                  (vii) to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange or the Nasdaq National Market System.

                  The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature, including the preparation of award documents provided to participants, as shall be necessary to effectuate the intent and purposes hereof.

         B. ELIGIBILITY: Persons eligible to receive Awards under the Plan shall be the Chief Executive Officer and the Senior Vice Presidents and Executive Vice Presidents that report to the Chief Executive Officer, and such others as are determined by the Committee. The Directors of the Company who are not otherwise officers or employees of the Company, its Parent or its subsidiaries shall not be eligible to participate in the Plan.

         C. MAXIMUM NUMBER OF SHARES AVAILABLE: Subject to adjustment as specified in Section II.E. below, the aggregate number of shares of common stock that may be issued under the Plan is 600,000 shares, which were registered subsequent to the adoption and approval of the Long Term Incentive Plan as amended and restated November 17, 1999 and approved by the Stockholders April 26, 2000. Such shares that are issued may be previously authorized and unissued shares, or treasury shares. Except as provided herein, any shares subject to an award which for any reason are not issued shall again be available under the Plan.

         D. ADJUSTMENTS: In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for award under this Plan in the aggregate or to any one individual shall be adjusted proportionately. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

         E.       REGISTRATION CONDITIONS:

                  1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

                  2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

                  3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

         F. RIGHTS UPON A CHANGE IN CONTROL: In the event of a Change in Control, notwithstanding any other provisions herein, the Plan shall terminate and all target awards shall be paid out immediately on a pro-rata basis for each completed month.

III.     TARGET AWARDS

         A. PERFORMANCE MEASURES: Determination of payouts shall be based on Company's Total Shareholder Return ("TSR") relative to a peer group of no less than 20 companies that are primarily or wholly in the property/casualty insurance industry as selected from time to time by the Committee.

         B. PERFORMANCE MEASURE PERIOD: The period for determining performance shall be a three year period that will commence each January 1st and terminate on the third December 31st thereafter.

         C. TARGET AWARD LEVELS: Subject to Paragraph III. D. below, the target levels for the Participants shall be determined by the Committee for each three-year period no later than March 30th of the first year of the plan period.

         D. PERFORMANCE STANDARDS: Prior to each three-year period, the Committee shall determine a target award and award range for each Participant which target award and award range may have both a cash component and a stock component as determined by the Committee. The award range shall provide that: no award shall be paid if the TSR is lower than the 35th percentile; 50% of the target award shall be paid if the TSR is at the 35th percentile; 100% of the target award shall be paid if the TSR is at the 50th percentile; and 150% of the target award shall be made if the TSR is at the 80th percentile or above. If the TSR falls between the 35th and 50th percentiles or the 50th and 80th percentiles, the percent of the target award paid shall be interpolated.

         E. MAXIMUM COMPENSATION PAID: The maximum paid in cash to any Participant for any performance period shall not be more than $750,000, and the maximum shares of stock issued to any Participant for any performance period shall not be more than 100,000.

         F. COMMITTEE CERTIFICATION: At the end of the three-year period and after determination of the relative peer group ranking, but prior to payment of the awards, the Committee shall review the TSR for the three-year period just completed and certify in writing or in minutes of the Committee meeting that the Company has attained a TSR level entitling participants to a payout.

         G. DISCRETIONARY ADJUSTMENTS: At the end of each three-year period, but prior to payment, the Committee may, in its discretion, if circumstances warrant, decrease the awards determined by Paragraph III.D.

         H. IMPUTED DIVIDEND REINVESTMENT PLAN PARTICIPATION: After the amount of stock to be issued is determined pursuant to Paragraph III. G. and any discretionary adjustment thereof made pursuant to Paragraph III. E., then the amount so determined and delivered to a Participant shall be increased by imputing dividends paid by the Company during the period to such number of shares and the immediate reinvestment thereof for each quarter throughout the full three-year period.

         I. PAYMENT OF AWARDS: The payment of the cash element of the award shall be made as soon as practicable after the completion of the three-year period; provided, however, that a Participant may elect to defer receipt of the award pursuant to the Company's Non-Qualified Deferred Compensation Plan. Such election shall be made by December 31st of the second year of the performance period. Payment of shares of stock shall also be made as soon as practicable; provided, however, that a Participant may satisfy his or her tax withholding obligation by having shares withheld equal in Fair Market Value to the Withholding Obligation or deliver already owned shares of Company stock equal in Fair Market Value to the amount sought to be withheld, or any combination thereof, so long as there is no accounting charge to earnings resulting therefrom. Payment by shares may be made by attestation. Alternatively, prior to December 31st of the second year of the three-year period, the Participant may elect to defer delivery of shares of stock for (i) five years, (ii) ten years, or (iii) until Termination of Employment. If receipt of the share of stock is deferred, there shall be no imputed dividends during the period of deferral; nor shall a Participant exercise any other rights of ownership

         J. RIGHTS UPON TERMINATION OF EMPLOYMENT: Upon the Termination of Employment of a Participant for any reason other than retirement, death or disability, all awards to such Participant shall immediately expire.

         K. RIGHTS UPON RETIREMENT, DEATH OR DISABILITY: If a Participant ceases to be an employee because of retirement, death or disability, the award shall be payable at the end of the performance period on a pro-rata basis for each completed month.

IV.      MISCELLANEOUS PROVISIONS

         A. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN: The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that if shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of The Nasdaq Stock Market, the amendment will not be effective until such stockholder approval.

         B. GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

         C. OTHER COMPENSATION PLANS AND PROGRAMS: The Plan shall not be deemed to preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided in such other Plan.

         D. WITHHOLDING TAXES: The Company shall have the right to require a payment from a Participant to cover applicable withholding for any federal, state or local taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

         E. SINGLE OR MULTIPLE DOCUMENTS: Multiple forms of awards or combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

         F. NON-UNIFORM DETERMINATIONS: The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan whether or not such persons are similarly situated.

         G. CONSTRUCTION OF PLAN: The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         H. PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

         I.       LIMITATION OF RIGHTS:

                  1. No Right to Continue as an Employee: Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

                  2. No Shareholder's Rights: A Participant shall have no rights as a shareholder with respect to the shares covered by awards granted hereunder until the date of the issuance of a stock certificate therefore, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

         J. DURATION OF THE PLAN: The Plan shall remain in effect indefinitely, but, in any event, at least until all awards have been issued or paid.

         K. STOCKHOLDER APPROVAL: The initial adoption of this Plan shall be subject to stockholder approval.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE DIRECTORS' DEFERRED STOCK UNIT PLAN AND FOR THE APPROVAL OF THE AMENDED AND RESTATED LONG TERM INCENTIVE PLAN.

Please Mark Here for Address Change or Comments  [ ]
SEE REVERSE SIDE

1. ELECTION OF CLASS C DIRECTORS

          FOR              WITHHOLD
        all the            AUTHORITY
       nominees         to vote for the
        listed.         nominees listed.
          [ ]                [ ]

     A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

01 W. Thacher Brown
02 Mirian M. Graddick
03 William W. Scranton III

                                       FOR   AGAINST   ABSTAIN
2. APPROVAL OF DIRECTORS' DEFERRED
   STOCK UNIT PLAN                     [ ]     [ ]       [ ]

     A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                       FOR   AGAINST   ABSTAIN
3. APPROVAL OF AMENDED AND RESTATED
   LONG TERM INCENTIVE PLAN            [ ]     [ ]       [ ]

     A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
   SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
   AND ANY ADJOURNMENT THEREOF.

SIGNATURE_______________________SIGNATURE______________________DATE____________

This proxy should be dated, signed by the stockholder exactly as his or her name appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


                              FOLD AND DETACH HERE


[LOGO OF HARLEYSVILLE]

                                 ANNUAL MEETING
                                       OF
                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                            Wednesday, April 27, 2005
                                   10:30 A.M.
                                 355 Maple Ave.
                             Harleysville, PA 19438

                             YOUR VOTE IS IMPORTANT!

     Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

     You can now access your account online via Investor ServiceDirect(R) at http://www.melloninvestor.com

[LOGO OF HARLEYSVILLE]

                                      PROXY
                             HARLEYSVILLE GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Robert A. Kauffman, Bruce J. Magee, and Catherine B. Strauss, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 27, 2005, at 10:30 A.M., local time, and at any adjournment thereof, as follows:

         (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
--------------------------------------------------------------------------------


                              FOLD AND DETACH HERE


MAP TO HARLEYSVILLE GROUP INC.

[GRAPHIC APPEARS HERE]